                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   CITY NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                           CITY NATIONAL CORPORATION
                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                            TELEPHONE (310) 888-6000

                                 March 18, 1999

Dear Stockholder:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of City National Corporation, which will be held at 4:30 p.m., on Wednesday, April 21, 1999, at City National Center, 400 North Roxbury Drive, Beverly Hills, California.

    The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

    WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED, IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.

    The vote of every stockholder is important and your cooperation in returning your executed proxy promptly will be appreciated. Each proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

    We appreciate your continuing support and look forward to seeing you on April 21st.

                                          Sincerely,

/s/ BRAM GOLDSMITH                             /s/ RUSSELL GOLDSMITH

BRAM GOLDSMITH                                 RUSSELL GOLDSMITH
CHAIRMAN OF THE BOARD                          VICE CHAIRMAN AND
                                               CHIEF EXECUTIVE OFFICER

                           CITY NATIONAL CORPORATION
                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                            TELEPHONE (310) 888-6000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that, pursuant to call of its Board of Directors, the Annual Meeting of Stockholders of CITY NATIONAL CORPORATION will be held on Wednesday, the 21st day of April, 1999, at 4:30 p.m., at City National Center, 400 N. Roxbury Drive, Beverly Hills, California, for the purpose of considering and voting upon the following matters:

        1. ELECTION OF DIRECTORS. The election of four directors to hold office for a term of three years;

        2. APPROVAL OF THE CITY NATIONAL CORPORATION 1999 OMNIBUS PLAN. The approval of the City National Corporation 1999 Omnibus Plan, as previously approved by the Board of Directors, and the reservation of 3,500,000 shares of Common Stock for issuance or delivery under the Plan;

        3. APPROVAL OF THE CITY NATIONAL CORPORATION VARIABLE BONUS PLAN. The approval of the City National Corporation Variable Bonus Plan, as previously approved by the Board of Directors, to enable bonuses paid thereunder to qualify as deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code; and

        4. OTHER BUSINESS. The transaction of such other business as may properly come before such meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on February 26, 1999, as the record date for the determination of stockholders entitled to notice of the Annual Meeting and to vote at the meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          RICHARD H. SHEEHAN, JR.
                                          SECRETARY

March 18, 1999

                           CITY NATIONAL CORPORATION
                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                            TELEPHONE (310) 888-6000

                ANNUAL MEETING OF STOCKHOLDERS ON APRIL 21, 1999

                               -----------------

                                PROXY STATEMENT

To the Stockholders:

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of CITY NATIONAL CORPORATION (herein called the "Corporation") to be voted at the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, April 21, 1999, at 4:30 p.m. as set forth in the foregoing Notice of Annual Meeting. This Proxy Statement and proxy are first being mailed to stockholders on approximately March 18, 1999.

    All proxies on the enclosed form which are properly executed and returned to the Corporation will be voted as provided therein at the Annual Meeting or any adjournments thereof. A stockholder executing and returning a proxy may revoke it at any time before it has been exercised by filing with the Secretary of the Corporation a written revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

    The Corporation's management does not know of any matters to be brought before the meeting other than the election of directors, approval of the Corporation's 1999 Omnibus Plan and approval of the Corporation's Variable Bonus Plan. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their judgment on such matters.

    Officers and employees of the Corporation may request the return of proxies by mail, telephone, telegraph or in person, for which they will receive no special compensation. The Corporation will bear all expenses of the preparation, printing and use of proxy soliciting materials. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies. The Corporation will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners. The Corporation may, in its discretion, retain the services of Innisfree M&A Incorporated, to assist in soliciting proxies from stockholders and brokers, banks and other institutions, nominees and fiduciaries for a fee estimated to be $7,500 in addition to out-of-pocket expenses.

    The Corporation's Form 10-K for its fiscal year ended December 31, 1998, is being distributed to stockholders concurrently herewith. The Company's Annual Report for its fiscal year ended December 31, 1998 is also being distributed to stockholders concurrently herewith but is not to be deemed a part of the materials for the solicitation of proxies.

          RECORD DATE, NUMBER OF SHARES OUTSTANDING AND VOTING RIGHTS;
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The securities of the Corporation entitled to be voted at the meeting consist of common stock, $1.00 par value, of which 46,260,862 shares were outstanding as of February 26, 1999. Only holders of common stock of record at the close of business on that date will be entitled to vote at the meeting. Each stockholder is entitled to one vote for each share held, and stockholders may not cumulate their votes. Stockholders holding a majority of the outstanding shares of the Corporation's common stock must be present at the Annual Meeting of Stockholders, either in person or by proxy, in order to establish a quorum for the transaction of business at the meeting. The four director nominees receiving the greatest number of votes cast in person or by proxy will be elected to serve as directors. Abstentions will be treated as votes present at the meeting but voting against such matters. Broker non-votes (ballots cast by brokers who, with respect to the particular matter, have received no voting instructions from the beneficial holder of the shares and do not have discretion to vote in the absence of such instructions) will be treated as votes not present at the meeting with respect to such matters and will have no effect.

    The following table sets forth information as of February 26, 1999, concerning the only beneficial owner, of record or known to management, of more than 5% of the Corporation's outstanding shares of common stock:

                                                      AMOUNT & NATURE OF
                                                     BENEFICIAL OWNERSHIP
                                          -------------------------------------------
          NAME AND ADDRESS OF                AMOUNT          NATURE OF       PERCENT
            BENEFICIAL OWNER                  HELD           HOLDINGS       OF CLASS
----------------------------------------  -------------     -----------     ---------
Bram Goldsmith Group                          6,855,385                       14.82%
400 North Roxbury Drive
Beverly Hills, CA 90210
  Goldsmith Family Partnership(1)             2,920,113              BD
  Bram and Elaine Goldsmith, Trustees of      3,065,589              BD
  the Bram and Elaine Goldsmith Family
  Trust
  Elaine and Bram Goldsmith, Trustees of        567,989              BD
  the
  Elaine Goldsmith Revocable Trust
  Bram Goldsmith                                 67,914(2)          BDE
  Goldsmith Family Foundation                   233,780(3)          BDE

---------

(A) Possesses sole voting power.

(B) Possesses shared voting power.

(C) Possesses sole investment power.

(D) Possesses shared investment power.

(E) Disclaims beneficial ownership.

(1) Limited partnership of which the majority general partner is the Bram and Elaine Goldsmith Family Trust, and the remaining general partners are the Russell Goldsmith Trust, of which Mr. Russell Goldsmith is sole trustee, and Mr. Bruce Goldsmith.

(2) Represents Mr. Goldsmith's proportionate interest, according to his account balance, in shares held in the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan at the most recent valuation date, December 31, 1998. Fund investments are not allocated to individual participant accounts, and Mr. Goldsmith disclaims beneficial ownership thereof.

(3) Mr. Goldsmith disclaims beneficial ownership of the shares held by the Goldsmith Family Foundation, a tax-exempt charitable foundation of which Mr. Goldsmith is a director.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Corporation currently consists of eleven members, who are divided into three classes. Directors are elected for terms of three years. Each of the eleven directors is also a director of City National Bank (the "Bank"), a wholly owned subsidiary of the Corporation. At the Annual Meeting, the term of office of the four Class III directors, Richard L. Bloch, Bram Goldsmith, Charles E. Rickershauser, Jr. and Kenneth Ziffren, will expire and four directors will be elected to serve for a term of three years and until their respective successors are elected and qualified. Messrs., Bloch, Bram Goldsmith, Rickershauser and Ziffren will each stand for re-election.

    Article III, Section 1(b) of the Corporation's bylaws states that nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations other than by the Board of Directors must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days prior to the first anniversary of the date of the last meeting of stockholders of the Corporation called for the election of directors. The notice must set forth (i) the name, age, business address and, if known, the residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Corporation that are beneficially owned by such nominee; and (iv) such other information as would be required by the federal securities law and regulations with respect to an individual nominated by the Board of Directors.

    To comply with the above bylaw provision, nominations for the 1999 Annual Meeting of Stockholders by persons other than the Board of Directors should have been received on or before February 19, 1999. The Corporation did not receive any such nominations and deems such nominations to be closed.

    The four persons named below will be nominated for election to serve as directors of the Corporation, and management does not intend to nominate any other persons as directors at this Annual Meeting. If one or more of such nominees should unexpectedly become unavailable for election, votes will be cast pursuant to the accompanying proxy for the election of one or more substitutes to be named by the present Board of Directors. It is the intention of the persons named in the proxy to vote for the election of the four recommended nominees for the four Class III director positions. The names of the nominees for Class III directors, and the Class I and Class II directors who will continue in office after the annual meeting, until the expiration of their respective terms, are as follows:

                                                        PRESENT PRINCIPAL OCCUPATION AND                         DIRECTOR OF
                                                              PRINCIPAL OCCUPATION                 DIRECTOR OF   CORPORATION
              NAME                    AGE                  DURING THE PAST FIVE YEARS              BANK SINCE       SINCE
--------------------------------  -----------  --------------------------------------------------  -----------  -------------
NOMINEES FOR CLASS III DIRECTORS
Richard L. Bloch                          69   President, Pinon Farm, Inc., equestrian training          1974          1979
                                               facility; Director, Cantel Industries.
Bram Goldsmith(1)                         76   Chief Executive Officer (until October 1995) and          1964          1969
                                               Chairman of the Board, City National Corporation;
                                               Chairman of the Board and Chief Executive Officer,
                                               City National Bank, until October 1995.
Charles E. Rickershauser, Jr.             70   Attorney; Chairman of the Board, PS Group                 1982          1982
                                               Holdings, Inc.; Director, Lee Enterprises, Inc.
Kenneth Ziffren                           58   Senior Partner, Ziffren, Brittenham, Branca &             1989          1989
                                               Fischer, law firm; Director, Panavision, Inc.

                                                        PRESENT PRINCIPAL OCCUPATION AND                         DIRECTOR OF
                                                              PRINCIPAL OCCUPATION                 DIRECTOR OF   CORPORATION
              NAME                    AGE                  DURING THE PAST FIVE YEARS              BANK SINCE       SINCE
--------------------------------  -----------  --------------------------------------------------  -----------  -------------
DIRECTORS CONTINUING IN OFFICE
CLASS II DIRECTORS
Russell Goldsmith(1)                      49   Chief Executive Officer and Vice Chairman, City           1978          1979
                                               National Corporation, October 1995 to present;
                                               Chairman of the Board and Chief Executive Officer,
                                               City National Bank, October 1995 to present;
                                               President, Goldsmith Entertainment Company,
                                               production and media company, 1994 to 1995;
                                               Consultant, Spelling Entertainment Group, Inc.,
                                               television and home video company, 1994 to 1995;
                                               Chairman of the Board and Chief Executive Officer,
                                               Republic Pictures Corporation, entertainment
                                               company, until 1994.
Barry M. Meyer                            55   Executive Vice President and Chief Operating              1997          1997
                                               Officer, Warner Bros., motion picture and
                                               television production company.
Edward Sanders                            76   Principal, Sanders, Barnet, Goldman, Simons &             1985          1985
                                               Mosk, a Professional Corporation, law firm.
CLASS I DIRECTORS
George H. Benter, Jr.                     57   President, City National Corporation, 1993 to             1992          1993
                                               present; President and Chief Operating Officer,
                                               City National Bank, 1992 to present; Director, The
                                               Wet Seal, Inc. and Whittaker Corporation.
Stuart D. Buchalter                       61   Of Counsel, Buchalter, Nemer, Fields & Younger, a         1981          1981
                                               Professional Corporation, law firm; Chief
                                               Executive Officer (until January 1995), Chairman
                                               of the Board (until June 1995), The Art Stores,
                                               art materials retailer; Director, Authentic
                                               Fitness Corp., National Media Corp., Faroudja,
                                               Inc. and Earl Scheib, Inc.
Ezunial Burts                             52   President, Los Angeles Area Chamber of Commerce,          1998          1998
                                               1997 to present; Executive Director/General
                                               Manager, Port of Los Angeles, 1984 to 1997.
Andrea L. Van de Kamp                     55   Chairman, West Coast Operations, Sotheby's,               1994          1994
                                               auction house, since 1996. Previously Senior Vice
                                               President and Managing Director, West Coast
                                               Operations, Sotheby's; Director, Jenny Craig, Inc.
                                               and The Walt Disney Company.

---------

(1) Mr. Russell Goldsmith is the son of Mr. Bram Goldsmith.

                         BOARD OF DIRECTORS COMMITTEES

    The Boards of Directors of the Corporation and the Bank each have a Compensation and Directors Nominating Committee composed of Messrs. Charles E. Rickershauser, Jr., Barry M. Meyer and Edward Sanders. The Committees, which met jointly seven (7) times in 1998, act upon matters of compensation and select and nominate candidates for positions on the Corporation's and Bank's Boards of Directors. See COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS, below.

    The Audit Committee of the Corporation is composed of Messrs. Kenneth Ziffren, Stuart D. Buchalter and Richard L. Bloch, all of whom are directors of the Bank and the Corporation. The Audit Committee monitors significant accounting policies, approves services rendered by the auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services. The Audit Committee on behalf of the Bank periodically reviews asset quality, allowance for credit losses, regulatory compliance and internal audit functions of the Bank. The committee met fifteen (15) times in 1998.

    During 1998, the Corporation's Board of Directors held eight (8) meetings and the Bank's Board of Directors held eleven (11) meetings. None of the directors was present at fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served (during the periods he or she served).

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    No direct compensation was paid by the Corporation to any of its executive officers in 1998, except pursuant to the Profit Sharing Plan and the 1995 Omnibus Plan. Instead, the executive officers of the Corporation all of whom are employees of the Bank, were compensated by the Bank and receive benefits under various employee benefit plans of the Bank.

    The following information is furnished with respect to the Chief Executive Officer of the Corporation and each of the other four most highly compensated executive officers of the Corporation (including officers of the Bank who may be deemed to be executive officers of the Corporation), in each case at December 31, 1998 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                             ANNUAL COMPENSATION                  COMPENSATION(1)
                                               ------------------------------------------------  -----------------
                                                                                        OTHER       SECURITIES
                  NAME AND                                                             ANNUAL       UNDERLYING       ALL OTHER
             PRINCIPAL POSITION                  YEAR         SALARY        BONUS       COMP.         OPTIONS          COMP.
---------------------------------------------  ---------    ----------    ----------  ---------  -----------------  -----------

Russell Goldsmith                                   1998    $  570,114    $  877,500  $  12,000(3)       447,500     $  20,215(4)
Vice Chairman and Chief Executive Officer,          1997    $  456,250    $  335,000(2) $  12,000(3)        90,000   $  19,428(4)
City National Corporation; Chairman of the          1996    $  426,260    $  272,250  $  12,000(3)           -0-     $  17,776(4)
Board and Chief Executive Officer,
City National Bank

Bram Goldsmith                                      1998    $  540,000    $  398,500        -0-            -0-       $  20,215(4)
Chairman of the Board,                              1997    $  540,000    $  374,220        -0-            -0-       $  19,428(4)
City National Corporation                           1996    $  540,000    $  326,700        -0-            -0-       $  18,013(4)

George H. Benter, Jr.                               1998    $  365,000    $  250,000  $  12,000(3)        57,500     $  20,159(4)
President, City National Corporation;               1997    $  335,840    $  225,000  $  12,000(3)        50,000     $  19,428(4)
President & Chief Operating Officer,                1996    $  315,000    $  190,575  $  12,000(3)        50,000     $  17,811(4)
City National Bank

Frank P. Pekny Executive Vice President,            1998    $  334,167    $  235,000  $  12,000(3)        57,500     $  20,215(4)
Chief Financial Officer & Treasurer, City           1997    $  280,000    $  225,000  $  12,000(3)        57,500     $  19,428(4)
National Corporation; Vice Chairman, Chief          1996    $  280,000    $  154,000  $  12,000(3)        50,000     $  17,811(4)
Financial Officer and Treasurer, City
National Bank

Richard H. Sheehan, Jr.                             1998    $  195,833    $   62,000  $  10,000(3)         8,000     $  19,318(4)
Senior Vice President, General Counsel              1997    $  186,250    $   50,000  $  10,000(3)         8,000     $  17,115(4)
and Secretary, City National Corporation            1996    $  180,000    $   45,000  $  10,000(3)         6,000     $  17,798(4)
and City National Bank

---------

(1) The Corporation did not award restricted stock or pay out amounts pursuant to any long-term incentive plan, as defined in the federal proxy rules, to any of its executive officers, during the period shown.

(2) See EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS--RUSSELL GOLDSMITH AGREEMENT, below for information relating to the deferral of a portion of Mr. Goldsmith's bonus.

(3) Automobile allowance, which constitutes the only perquisite or other personal benefit which exceeded 25% of the total perquisites and other personal benefits reported for each Named Officer.

(4) Bank contribution to Profit Sharing Plan allocable to the Named Officer, including any matching contribution to deferred compensation feature of the Plan under Section 401(k) of the Internal Revenue Code.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS.

    BRAM GOLDSMITH AGREEMENT In March 1998, the Corporation and the Bank entered into an Employment Agreement (the "Bram Goldsmith Agreement") with Mr. Bram Goldsmith pursuant to which he has served and will continue to serve as an officer of the Corporation from May 15, 1998 to May 14, 2001. Mr. Goldsmith served as Chairman of the Board and Chief Executive Officer of the Bank and the Corporation until October 16, 1995, when he resigned as Chief Executive Officer of the Corporation and Chairman of the Board and Chief Executive Officer of the Bank. Mr. Goldsmith had previously been employed by the Bank as its Chairman of the Board and Chief Executive Officer for consecutive five-year periods between 1975 and 1995 and the three-year period which ended on May 14, 1998. The Bram Goldsmith Agreement provides for an annual salary of $540,000, as well as an annual incentive bonus, which bonus shall be no less a percentage of Mr. Goldsmith's annual salary than the mean between the high and low percentage of annual salary paid as a bonus to any other member of the Corporation's or the Bank's Strategy and Planning Committee. Subsequently, in March 1999, Mr. Goldsmith and the Corporation agreed that in no event would the total employee remuneration (as that term is defined in Section 162(m) of the Internal Revenue
Code) paid to Mr. Goldsmith with regard to any one tax year of the Corporation total more than $925,000. A bonus of $398,500 was paid to Mr. Goldsmith in 1999 with respect to his services in 1998. Employment arrangements between the Corporation and Mr. Goldsmith since 1980 have provided for various policies of life insurance. Since 1990, and continuing under the Bram Goldsmith Agreement, an insurance policy on the joint lives of Bram and Elaine Goldsmith in the amount of $7,000,000 has been provided by the Corporation. Between 1990 and 1998, all premiums on the policy were paid out of the policy's cash surrender value. The cash surrender value has now been substantially depleted, and the Corporation will resume paying the annual premiums, estimated at approximately $60,000 per year, commencing in 1999. The Corporation will receive, from the death benefit of the policy, before any payments to the beneficiary, a sum equal to the aggregate amount of premiums, without interest, paid on the policy since its inception. The total premiums paid between 1980 and 1998 on the existing policy and its predecessor policy total approximately $600,842, and the Corporation believes it is highly unlikely that the total of those previously-paid premiums and future premiums will ever exceed the $7,000,000 death benefit. There is no arrangement or understanding, whether formal or informal, that Mr. Goldsmith has or will receive or be allocated an interest in the cash surrender value of the insurance policy.

    The Bram Goldsmith Agreement provides that in the event the Corporation terminates Mr. Goldsmith's employment without good cause, Mr. Goldsmith will be entitled to receive all compensation payable for the balance of the term as if it had not been terminated. For this purpose, "good cause" consists of only a conviction of a crime directly related to Mr. Goldsmith's employment, a conviction of a felony involving moral turpitude, willful and gross mismanagement of the Bank's business and affairs, or breach of any material provision of the Bram Goldsmith Agreement. If Mr. Goldsmith's employment is terminated because of injury, physical or mental illness, he will receive all compensation payable for the balance of the term as if it had not been terminated, less any amount paid in lieu of salary under any private or governmental insurance program, and if he dies, the lesser of his annual salary for the balance of the term or two years annual salary will be paid to his wife, if she is living, or his Revocable Living Trust, if she is not. At the request of either Mr. Goldsmith, the Corporation, or the Bank, any dispute relating to the Bram Goldsmith Agreement will be resolved through binding arbitration. SEE "CHANGE OF CONTROL AGREEMENTS," below for information relating to change of control arrangements for Mr. Goldsmith.

    RUSSELL GOLDSMITH AGREEMENT Effective July 15, 1998, the Corporation and the Bank entered into an Employment Agreement (the "Russell Goldsmith Agreement") with Mr. Russell Goldsmith pursuant to which he has served and will continue to serve as Chairman of the Board and Chief Executive Officer of the Bank and Vice Chairman and Chief Executive Officer of the Corporation. The Russell Goldsmith Agreement will remain in effect until July 15, 2002. The Russell Goldsmith Agreement provides for an annual salary of $675,000 for the first year thereof, increasing for each successive year by the lesser of

(i) five percent (5%) plus a cost of living index and (ii) 10%. Mr. Goldsmith is also entitled to an annual bonus equal to 35% of his base compensation, contingent upon the Corporation's meeting its annual plan goals by 85% scaled up, ratably, to 200% of his base compensation, contingent upon the Corporation exceeding its annual plan goals by 130%.

    The Russell Goldsmith Agreement in effect with regard to the payment of his bonus in 1999, for results achieved in 1998, provides that his bonus would be not less than 35%, and not more than 200%, of his annual base compensation, depending upon the degree to which the Corporation's performance fell below or exceeded its net income goal. If the Corporation did not achieve at least 85% of its net income goal, no bonus would have been payable. Based upon the formula contained in the agreement, Mr. Goldsmith would have been entitled to a bonus of $877,500 in March 1999. Because that amount, when added to Mr. Goldsmith's base compensation, would have exceeded $1,000,000, and, thereby would have caused the Corporation to incur non-deductible compensation expenses, in March, 1999, an agreement was reached whereby Mr. Goldsmith received a bonus of $620,000 (all of which was tax-deductible to the Corporation) in March 1999, and the remaining $257,500 was deferred, at the request of the Corporation, into the Corporation's tax-year 1999. See THE CITY NATIONAL CORPORATION VARIABLE BONUS PLAN, below, for information relating to the proposed adoption of a bonus plan which will eliminate this issue for 1999 and future years

    The Russell Goldsmith Agreement also provided for the grant to Mr. Goldsmith not later than October 15, 1998 of a non-qualified stock option to purchase an aggregate of 350,000 shares of the Corporation's common stock. The Company and Mr. Goldsmith also agreed that no stock options will be awarded to Mr. Goldsmith in 1999. Pursuant to the Russell Goldsmith Agreement, the option was granted to Mr. Goldsmith on September 23, 1998 at an exercise price of $33.00 per share (the fair market value on that date). The option was immediately exercisable as to 116,667 shares; exercisable as to 116,667 shares on September 23, 1999 and exercisable as to the remaining 116,666 shares on September 23, 2000. The option will expire on September 22, 2008. The options were issued pursuant to the Corporation's 1995 Omnibus Plan. See 1995 OMNIBUS PLAN, below, for information relating to the Change of Control provisions contained in that Plan.

    The Russell Goldsmith Agreement further provides that in the event the Bank or the Corporation terminates Mr. Goldsmith's employment without good cause, Mr. Goldsmith or, in the event of his death, his beneficiary or estate, will be entitled to an amount equal to (i) the base compensation and bonus to which he would have been entitled under the Russell Goldsmith Agreement for a period of three years following the date of termination (assuming for purposes of the calculation, that the term of the Russell Goldsmith Agreement would have been extended for a period of three years from the date of termination) and (ii) the cost of all other employee benefits Mr. Goldsmith would have received had he remained employed for three years following the date of termination. In addition, his stock options will become fully exercisable. "Good cause" is defined as conviction of Mr. Goldsmith of a crime directly relating to his employment, conviction of a felony involving moral turpitude, willful and gross mismanagement of the Bank's or Corporation's business affairs or breach of a material provision of the Russell Goldsmith Agreement. At the request of Mr. Goldsmith, the Corporation or the Bank, any dispute relating to the Russell Goldsmith Agreement will be resolved by binding arbitration. See "CHANGE OF CONTROL AGREEMENTS," below, for information relating to change of control arrangements for Mr. Goldsmith.

    CHANGE OF CONTROL AGREEMENTS The Bank has entered into Change of Control Agreements (the "Change of Control Agreements") with the 20 officers (the "Officers") who are members of the Bank's Executive Committee, including each of the five Named Officers. The Change of Control Agreements are intended to protect the Officers from a decrease in compensation, benefits, title, or duties following a change in control of the Corporation. Under such provisions, each Officer will be entitled to receive an amount equal to such Officer's then current annual base salary and annual bonus in the event that such Officer remains employed with the Corporation or its successor through the second anniversary (as to Messrs. Russell Goldsmith, Bram Goldsmith, Benter and Pekny, the third anniversary) of the change in control. Such agreements additionally provide that if there is a decrease in compensation and responsibilities of such Officer or if such Officer's employment is terminated for any reason other than good cause, or if such Officer resigns for good reason during the 30 day period commencing on the first anniversary of the change in control, the Corporation will be required to pay a lump-sum amount equal to two times (as to Messrs. Russell Goldsmith, Bram Goldsmith, Benter and Pekny, three times) such Officer's then current annual base salary and annual bonus, plus the value of certain other benefits and payments foregone due to the termination, and to continue all employee benefits through the remaining term of the Change in Control Agreement. If it is determined that any payments made to an Officer pursuant to the Agreements would subject such Officer to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the Corporation will also be obligated under certain circumstances to pay to such Officer an additional amount sufficient to put such Officer in the same tax position as he or she would have been in had no excise tax been imposed on such payment.

    CHANGE IN CONTROL SEPARATION PAY PLAN The Bank has adopted a Change of Control Separation Pay Plan with respect to all employees who are regularly scheduled to work at least 30 hours per week. The Change of Control Separation Pay Plan provides continuing pay based on the employee's wage or salary rate in the event of a layoff resulting from a change of control, provided the employee is not offered a position with the acquiring institution at a comparable salary. The basic period during which the employee is entitled to receive separation pay is determined by position and length of service and ranges up to forty-three weeks for Vice Presidents. Senior Vice Presidents may receive one times their current annual base salary and annual bonus in the event of layoff following a change of control.

    SEPARATION PAY PLAN The Bank has a Separation Pay Plan with respect to all employees, including the Named Officers, who are regularly scheduled to work at least 30 hours per week and have completed at least three months of continuous service at the time they are laid off. The Separation Pay Plan provides continuing pay based on the employee's wage or salary rate in the event of layoff, provided the employee is not offered a position with the Bank at a comparable salary or a position with an employer that acquires from the Bank the business that the employee formerly worked in. The basic period during which the employee is entitled to receive separation pay is determined by position, and ranges up to three weeks for Vice Presidents or above. However, if the employee executes a General Release and Separation Agreement, the separation pay period is extended, based on position and years of service, up to a maximum of 33 weeks of salary (including the three week basic period) for Vice Presidents or above with 15 or more years of service.

    1985 STOCK OPTION PLAN Outstanding options issued under the City National Corporation 1985 Stock Option Plan, which has expired, contain provisions applicable to all option holders, including the Named Officers, relating to exercisability of options upon termination of the option holder's employment and certain other events that may occur in connection with a change in control of the Corporation. Depending upon the value of the Corporation's common stock at the time any such event occurred, the value of options affected by such provisions might exceed $100,000 with respect to a Named Officer.

    If any option holder's employment is terminated for any reason other than for cause, death, disability or retirement, any options under the 1985 Stock Option Plan held by the employee expire three months after the termination date, and until that time can only be exercised to the extent vested on the date of termination. If an employee dies or terminates employment by reason of disability or retirement, all options vest in full on the termination date, regardless of any vesting schedule otherwise applicable. In the event of the optionee's death, options must be exercised by the employee's estate within one year. If employment terminates because of retirement or disability, options may be exercised until three years after the termination date. The provisions relating to vesting and expiration after termination of employment may be altered by the Compensation and Directors Nominating Committee of the Corporation's Board of Directors (the "Committee") in its discretion, but only with respect to stock options that are not qualified as Incentive Stock Options for tax purposes ("NSOs"). In no event may the expiration of options be extended to later than 10 years after the date of grant.

    In the event (a) more than 70% of the Corporation's common stock is acquired by a person or entity other than the Corporation; or (b) the Corporation is liquidated or dissolved following the sale of all or substantially all of its assets; or (c) the Corporation is merged or consolidated into another entity, then all outstanding stock options held by employees become exercisable unless the Board of Directors unanimously votes to the contrary. If the Corporation is merged or consolidated into another entity and the Board votes against the immediate maturity of outstanding options, the Board will make arrangements with the successor entity to assume outstanding options issued under the 1985 Stock Option Plan or substitute a new Plan in its place with appropriate adjustments.

    In the event of a tender offer or exchange offer for the Corporation's common stock by a person or entity other than the Corporation which results in the acquisition of stock by the person or entity making the offer, the Committee may, in its discretion, permit employees who hold NSOs under the 1985 Stock Option Plan to surrender the options and receive the difference between (i) the higher of the highest price offered by such person or entity for the Corporation's common stock during the 60-day period before surrender of the NSOs or the highest market price of the Corporation's common stock during such 60-day period, and (ii) the exercise price of the NSOs surrendered.

    1995 OMNIBUS PLAN The 1995 Omnibus Plan provides that if the Corporation's common stock is changed into or exchanged for cash, other property or a different kind or number of shares or securities of the Corporation, or if additional shares or other securities are distributed with respect to the common stock through a merger or reorganization in which the Corporation is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock dividend, stock split, consolidation, reverse stock split or distribution of cash or property to the Corporation's stockholders, or if there is any other extraordinary corporate transaction or event or a sale of substantially all the Corporation's assets which the Committee determines materially affects the common stock, then the Committee may, in such manner and to such extent as its deems appropriate and equitable, proportionately adjust the 1995 Omnibus Plan and outstanding awards as to the number or kind of shares to which they relate, the price payable upon the exercise or paid in connection with restricted stock or the applicable performance standards or criteria. In the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange or spinoff, the Committee may also provide for cash payment or for the substitution or exchange of outstanding awards or the shares, cash or other property for which they may be exercised based upon the amount or property payable or distributable to stockholders because of such event.

    Under the 1995 Omnibus Plan, if a Change in Control Event takes place, then all outstanding options, SARs and Tax Offset Bonus Rights become exercisable, all restricted stock vests free of restrictions and all performance shares become immediately issuable, unless the Committee determines otherwise, in which event the Committee will make provision for continuation and, if required, assumption, of the 1995 Omnibus Plan and outstanding awards or for the substitution of new awards therefor. A "Change in Control Event" occurs if (a) more than 20% of the Corporation's common stock or combined voting power is acquired by a person or entity other than Mr. Bram Goldsmith, the Corporation or any employee benefit plan of the Corporation, but not including any acquisition directly from the Corporation; or (b) a majority of the Corporation's Board of Directors ceases to consist of the present directors or persons whose election or nomination was approved by a majority of the then incumbent Board (excluding any director who assumes his or her position as a result of an actual or threatened proxy contest); or (c) the Corporation is reorganized, merged or consolidated into another entity; or (d) the stockholders approve the liquidation or dissolution of the Corporation or the sale of all or substantially all of its assets; unless, with respect to: (a), (c) or (d), after the event more than 80% of the common stock and combined voting power of the Corporation, the surviving company or the company that purchases the Corporation's assets is still held by persons who were formerly the stockholders of the Corporation, and no person or entity other than Mr. Goldsmith, the Corporation, any employee benefit plan of the Corporation or the resulting company, or 20% stockholder prior to the transaction holds more than 20% of such company's common stock or combined voting power.

    In the event of a tender offer or exchange offer for the Corporation's common stock by a person or entity other than the Corporation which results in the acquisition of stock by the person or entity making the offer, the Committee may, in its discretion, permit the holders of options under the 1995 Omnibus Plan to surrender unexercised options and any rights in tandem therewith and receive the difference between (i) the higher of the highest price offered by such person or entity for the Corporation's common stock during the 60-day period before surrender of the NSOs or the highest market price of the Corporation's common stock during such 60-day period, and (ii) the exercise price of the options surrendered.

    1999 OMNIBUS PLAN The proposed City National Corporation 1999 Omnibus Plan contains provisions relating to exercisability of awards upon termination of the holder's employment and certain other events that may occur in connection with a change in control of the Corporation. See THE CITY NATIONAL CORPORATION 1999 OMNIBUS PLAN, below.

OPTION GRANTS, EXERCISES AND HOLDINGS

    No SARs or Tax Offset Bonus Rights have ever been granted under the Corporation's stock plans. The following two tables furnish information with respect to (i) stock options granted and (ii) stock options exercised in 1998, stock options exercisable at December 31, 1998 and stock options unexercisable at December 31, 1998

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      INDIVIDUAL GRANTS
                                      ----------------------------------------------------------------------------------
                                        NUMBER OF      % OF TOTAL
                                       SECURITIES        OPTIONS       EXERCISE      MARKET
                                       UNDERLYING      GRANTED TO       OR BASE     PRICE ON                 GRANT DATE
                                         OPTIONS      EMPLOYEES IN       PRICE     GRANT DATE   EXPIRATION     PRESENT
                NAME                   GRANTED(1)      FISCAL YEAR      ($/SH)      ($/SH)(2)      DATE       VALUE(3)
------------------------------------  -------------  ---------------  -----------  -----------  -----------  -----------
Russell Goldsmith...................      97,500(4)          7.43%     $   37.50    $   37.50      2/22/08    $   15.75
                                         350,000(5)         26.68%     $   33.00    $   33.00      9/22/08    $   13.15
Bram Goldsmith......................         -0-              N/A            N/A          N/A          N/A          N/A
George H. Benter, Jr................      57,500(4)          4.38%     $   37.50    $   37.50      2/22/08    $   15.75
Frank P. Pekny......................      57,500(4)          4.38%     $   37.50    $   37.50      2/22/08    $   15.75
Richard H. Sheehan, Jr..............       8,000(4)           .61%     $   37.50    $   37.50      2/22/08    $   15.75

---------

(1) All options were granted under the 1995 Omnibus Plan.

(2) Closing price reported on the New York Stock Exchange.

(3) Value estimated by the Black-Scholes option pricing model, based on the following assumptions:

    (a) The volatility of the Corporation's stock (a measure in the variability in the stock price) is assumed to be 34%, based on changes in the price of the stock over the past ten years, measured monthly.

    (b) The risk-free rate of return for options expiring on February 22, 2008 and September 22, 2008 are assumed to be 5.58% and 4.67%, respectively, based on the yield on the ten-year U.S. Treasury Notes on the date of grant.

    (c) The average annual dividend yield over the term of the option is assumed to be 2%. Actual dividend payments will depend on a number of factors, including financial results, and may differ substantially from the assumption.

    (d) The time of exercise is assumed to be the term of the option at the time of grant, e.g. ten years.

    The actual value, if any, a Named Officer will realize will depend on the excess of the stock price over the option exercise price on the date of exercise, and such value may differ significantly from the amount shown.

(4) Exercisable as follows: 25% on February 23, 1999; 25% on February 23, 2000; 25% on February 23, 2001; and 25% on February 23, 2002.

(5) Exercisable as follows: 33 1/3% on September 23, 1998; 33 1/3% on September 23, 1999; and 33 1/3% on September 23, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                       SHARES                    NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                      ACQUIRED                  UNDERLYING UNEXERCISED          IN-THE-MONEY
                                         ON          VALUE         OPTIONS AT FY-END        OPTIONS AT FY-END(1)
               NAME                   EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-----------------------------------  -----------  ------------  -----------------------  --------------------------
Russell Goldsmith..................           0              0      489,491/398,333 (2)    $20,375,062/$16,580,611

Bram Goldsmith.....................           0              0            0/0                       $0/$0

George H. Benter, Jr...............      45,657   $  1,305,053      182,108/132,500 (3)     $7,580,245/$5,515,313

Frank P. Pekny.....................      40,862   $  1,174,773      110,148/124,995 (4)     $4,584,911/$5,202,916

Richard H. Sheehan, Jr.............       4,000   $    107,750       12,085/16,875  (5)       $503,038/$702,421

---------

(1) Based upon fair market value of $41.625 per share, the closing price on the New York Stock Exchange of the Corporation's common stock on December 31, 1998.

(2) Stock options under 1995 Omnibus Plan, with exercise prices ranging from $13.75 to $37.50. In addition, Mr. Goldsmith holds Director Stock Options under the 1985 Stock Option Plan to purchase 324 shares at $1.00 per share, which were awarded prior to his becoming an employee of the Corporation.

(3) Stock options under 1985 Stock Option Plan and 1995 Omnibus Plan, with exercise prices ranging from $6.43 to $37.50 per share.

(4) Stock options under 1985 Stock Option Plan and 1995 Omnibus Plan, with exercise prices ranging from $6.31 to $37.50 per share.

(5) Stock options under 1985 Stock Option Plan and 1995 Omnibus Plan, with exercise prices ranging from $8.50 to $37.50 per share.

COMPENSATION OF DIRECTORS

    The Corporation does not pay cash fees to its directors for attendance at Board meetings. However, the Bank, whose Board of Directors is the same as the Corporation's and generally meets jointly with the Corporation's Board, pays a fee of $1,500 to each non-employee director for attendance at each meeting of the Board of Directors. Non-employee directors serving on committees appointed by the Board of Directors receive a fee of $1,000 for each committee meeting attended. Board committee chairs also receive a $3,000 annual cash retainer.

    In addition to the above, the Corporation's 1995 Omnibus Plan provides for the automatic annual grant, on the date of the Annual Meeting of Stockholders, of 500 discounted stock options (which are not Incentive Stock Options) to each non-employee director, including members of the Compensation and Directors Nominating Committee ("Director Stock Options"). The exercise price of Director Stock Options is $1.00 per share, payable in cash or cash equivalents, by surrender of the Corporation's Common Stock held by the director for at least a year before exercise, or any combination of the two. Director Stock

Options vest 6 months after the date of issuance or upon the termination of the holder's directorship (other than for cause), whichever is earlier, and expire 10 years after the date of grant. The Corporation's 1999 Omnibus Plan contains provisions for Director Stock Options identical to those contained in the 1995 Omnibus Plan. (See THE CITY NATIONAL CORPORATION 1999 OMNIBUS PLAN, below.)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Directors Nominating Committees of the Corporation's and Bank's Boards of Directors are each composed of Messrs. Charles E. Rickershauser, Jr., Chairman, Barry M. Meyer and Edward Sanders. None of the present committee members has ever been an officer or employee of the Corporation, the Bank or any subsidiary of the Bank.

                    REPORT ON EXECUTIVE COMPENSATION BY THE
                COMPENSATION AND DIRECTORS NOMINATING COMMITTEE

    Decisions regarding compensation of the Corporation's executive officers, all of whom are employees of the Bank, are made by the Compensation and Directors Nominating Committees of the Corporation and the Bank, which meet jointly (collectively the "Compensation Committee"). As noted elsewhere, the Corporation does not pay any direct compensation to its executive officers, except pursuant to the Corporation's Profit Sharing Plan and 1995 Omnibus Plan. The Compensation Committee administers the 1995 Omnibus Plan and grants options and other stock-based awards thereunder, as well as administering outstanding options issued under the 1985 Stock Option Plan, which expired in 1995. The executive officers of the Corporation are compensated by the Bank and receive benefits under various Bank employee benefit plans. The Compensation Committee oversees the compensation programs for officers of the Bank, and specifically the compensation of members of the Bank's Executive Committee, some of whom may be deemed to be executive officers of the Corporation. References in the following report to the Corporation shall be deemed to include the Bank, unless otherwise noted.

    The following report is presented by the Compensation Committee.

OVERALL PHILOSOPHY

    The Corporation's compensation and benefit programs provide systematic ways of rewarding employee colleagues both as individuals and as members of a team for achieving or contributing meaningfully to the Corporation's strategic goals. Rewards are determined in accordance with the Corporation's "pay for performance" philosophy and are based on an evaluation process that periodically assesses performance against established goals. The compensation and benefit programs are reassessed annually for suitability with corporate growth strategies and competitiveness within the marketplace. Consistent with the Corporation's mission statement, these programs are designed to build, train, retain, reward, and support the best team of professionals in the financial industry. They are designed to:

    - Reward achievement of corporate and individual goals in a fair, objective, and consistent way

    - Effectively motivate continued achievement of increasingly higher goals

    - Attract and retain the best team of professionals

    - Balance short and long-term objectives for both the Corporation and colleagues

    - Recognize behaviors that are consistent with the Corporation's values and culture

    - Properly value and blend teamwork and individual effort

    - Provide appropriate levels of rewards using one or more of the following program components: base pay, bonus, stock options, benefit and retirement programs, and training programs

    Key elements of the compensation program for executive management are base salary, annual cash bonus, stock option grants and benefits typically offered to executive officers by competitive financial institutions.

    Although the exact identity of the competitive institutions surveyed to establish comparability varies from time to time, based on the availability of compensation data from third-party surveys concerning comparable positions, these generally include banks of a size comparable to, or larger than, the Bank, both within and outside of Southern California. Some, but not all, of these banks are included within the WESTERN BANK MONITOR Proxy index utilized in the "STOCKHOLDER RETURN GRAPH," below. Banks not included in the index are selected primarily on the basis of asset size and secondarily on the basis of location. In addition, the Corporation uses custom survey data from a group of banks identified as financial/investment peer companies. These banks are similar to the Corporation in asset size and product mix, and are consolidated in a relatively small geographic location with a low number of branches.

    The Compensation Committee has instituted a policy emphasizing incentive compensation for executive officers tied to annual financial performance goals for the Corporation, such as the Executive Management Bonus Plan discussed below, rather than on base salary, although certain executive officers have received, and may continue to receive, increases in base compensation. This approach serves to further align the interests of the executive officers with those of the stockholders.

    Internal Revenue Code Section 162(m) limits the Corporation's tax deduction for certain compensation paid to the Corporation's chief executive officer and the four other highest-paid executive officers to $1 million in any one tax year. Based upon the bonus provisions of the Russell Goldsmith Agreement, Mr. Goldsmith may become entitled to bonuses in future years which, when added to his base compensation, would exceed $1,000,000. As a result, the Compensation Committee has reviewed Section 162(m) and determined that it is in the best interests of the Corporation and its stockholders to design its Variable Bonus Plan to meet both the criteria for deductibility under Section 162(m) and the strategic goals of the Corporation. If the stockholders approve this plan, all compensation paid to executive officers in the Corporation's tax year 1999 is expected to be deductible. However, the Compensation Committee reserves the discretion to make non-deductible payments in the future. In determining whether to do so, the Compensation Committee may consider a number of factors, including but not limited to, the tax position of the Corporation, the materiality of amounts likely to be involved, the performance levels of individuals who may receive such payments, and the potential ramifications of the loss of flexibility to respond to unforeseeable changes in circumstances.. Regulations under Section 162(m) permit stock options to be excluded from compensation if certain conditions are met. The Corporation believes that all options granted under the 1995 Omnibus Plan meet these conditions and, assuming stockholders approve the 1999 Omnibus Plan, intends to issue options under that Plan which meet the conditions. See the CITY NATIONAL CORPORATION VARIABLE BONUS PLAN, below.

BASE SALARY

    The Compensation Committee considers and approves management proposals concerning base salaries for executive officers, with the exception of Messrs. Bram Goldsmith and Russell Goldsmith, each of whose base salary and bonus opportunity was established by the Bram Goldsmith and Russell Goldsmith Agreements, respectively, with the approval of the Board of Directors (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements," above). Base salary adjustments are usually effective beginning March 1.

    Executive officer base salaries, other than those of Messrs. Bram and Russell Goldsmith for 1998 were established by the Compensation Committee under the terms of a revised corporate salary administration program that became effective in 1994. For the majority of officers, the program establishes ranges for base salaries by salary grade, based on median salary levels for similar positions at competitive financial institutions. However, members of the Bank's Executive Committee, some of whom may be deemed to be executive officers of the Corporation, are not assigned a salary grade under the program. Based on a survey of the salary levels for similar positions at competitive financial institutions, both in Southern California and nationally, using data provided by independent consultants and other independent sources, certain executive officers received salary increases in 1998.

    Bram Goldsmith's base salary for 1998 was set under the terms of the Bram Goldsmith Agreement which was entered into as of March 18, 1998, to take effect on May 15, 1998. See, EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS--BRAM GOLDSMITH AGREEMENT, above. Mr. Goldsmith's base salary was established by negotiations between Mr. Goldsmith and the Compensation Committee and their respective legal counsel. In addition to Messrs. Rickershauser, Buchalter and Sanders, the three Compensation Committee members at that time, Mr. Ziffren served as an ad hoc member of the Compensation Committee for this purpose. Mr. Goldsmith's base salary was set at $540,000 per year, the same base salary Mr. Goldsmith had received under a prior employment contract in effect between May 1995 and May 1998. Mr. Goldsmith will receive no base salary increases during the term of the agreement. The base salary level is not based upon the Corporation's financial performance. Mr. Sanders abstained from voting on the Bram Goldsmith Agreement, based upon his personal professional relationship with Mr. Goldsmith.

    Mr. Russell Goldsmith's base salary for 1998 was set, prior to July 15, 1998, by an employment agreement entered into on October 16, 1995, and following July 15, 1998, by the terms of the Russell Goldsmith Agreement, which was entered into as of July 15, 1998. See, EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS--RUSSELL GOLDSMITH AGREEMENT, above. Mr. Goldsmith's base salary was established by negotiations between Mr. Goldsmith and the Compensation Committee, and their respective legal counsel. In addition to Messrs. Rickershauser, Sanders and Meyer, the three Compensation Committee members at that time, Mr. Bloch served as an ad hoc member of the Compensation Committee. In determining the level of base salary, the Committee took into account Mr. Goldsmith's qualifications and past experience, the performance of the Corporation since he became the Chief Executive Officer and the asset size of the Bank and the Corporation, as well as data regarding base salary levels of Chief Executive Officers of other financial institutions provided by independent consultants. Mr. Sanders abstained from voting on the Russell Goldsmith Agreement, based upon the professional relationship between his law firm and Mr. Goldsmith.

ANNUAL CASH BONUSES

    Executive officers of the Bank are eligible to participate, depending on position, in either the Executive Management Bonus Plan or the Key Officer Bonus Plan discussed below.

    EXECUTIVE MANAGEMENT BONUS PLAN The Executive Management Bonus Plan governs annual cash bonuses payable to members of the Bank's Executive Committee, (other than Messrs. Bram and Russell Goldsmith) some of whom may be deemed to be executive officers of the Corporation. Under this Plan, the Bank's Strategy and Planning Committee (each of whose members is also a member of the Executive Committee) each year recommends to the Compensation Committee for its review and adoption (i) a financial performance goal for the Bank, measured in terms of net income, and (ii) the upper limit for bonuses, expressed as a percentage of annual base salary, based primarily on bonus levels for similar positions at competitive financial institutions. If the goal is not achieved to the extent designated by the Compensation Committee, no cash bonuses are paid. If the goal is achieved to such extent, bonuses may, but are not required to, be paid, in the sole discretion of the Compensation Committee, but only out of net income in excess of the goal or designated bonus threshold. After the end of the year, determination of which executive officers will receive bonuses and in what amounts is made by the Compensation Committee following discussion of the recommendations of the Bank's Strategy and Planning Committee, based on a discretionary evaluation of the officers' contribution to the accomplishment of the Bank's goal and department or division goals. Not all eligible officers will necessarily receive a bonus, and not all eligible officers will necessarily receive the same bonus.

    In February, 1998, the Compensation Committee established the net income goal for 1998, and the maximum percentages of annual base salary that could be paid as bonuses if the target were achieved. The percentages were a sliding scale, according to the degree to which the net income goal was achieved. Additional amounts may be paid as bonuses to members of the Executive Committee and Strategy and Planning Committee who are deemed by the Compensation Committee to have achieved superior performance during the rating period. The Corporation exceeded its 1998 net income goal, and bonuses were paid in March, 1999. See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS," above.

    The Bram Goldsmith Agreement in effect with regard to the payment to him of a bonus in 1999 for results achieved in 1998, provides that his respective bonus will be a percentage of his respective base salary that is no less than the mean between the high and low percentages of base salary paid as a bonus to any other member of the Corporation's or Bank's Strategy and Planning Committee. As described above, this bonus was based on the degree to which the Corporation achieved the net income goal established by the Compensation Committee in February, 1998. Based upon the formula contained in the Bram Goldsmith Agreement, Mr. Goldsmith would have been entitled to a bonus of $533,520 in March, 1999. Because that amount, when added to Mr. Goldsmith's base compensation, would have exceeded $1,000,000, and, thereby would have created a situation in which the Corporation would have incurred non-deductible compensation expenses, in March 1999, the Compensation Committee and Mr. Goldsmith negotiated an amendment to the Bram Goldsmith Agreement pursuant to which it was agreed that, for the life of the Bram Goldsmith Agreement, Mr. Goldsmith's total remuneration, as that term is defined in Section 162(m) of the Internal Revenue Code, for any one taxable year of the Corporation, will not exceed $925,000. Pursuant to this amendment, Mr. Goldsmith received a bonus of $398,500 in March, 1999.

    The Russell Goldsmith Agreement in effect with regard to the payment of his bonus in 1999, for results achieved in 1998, provides that his bonus would not be less than 35% and not more than 200% of his annual base compensation, depending upon the degree to which the Corporation's performance fell below or exceeded its net income goal. If the Corporation did not achieve at least 85% of its net income goal, no bonus would have been payable. Based upon the formula contained in the agreement, Mr. Goldsmith would have been entitled to a bonus of $877,500 in March 1999. Because that amount, when added to Mr. Goldsmith's base compensation, would have exceeded $1,000,000, and, thereby would have caused the Corporation to incur non-deductible compensation expenses, in March, 1999, an agreement was reached whereby Mr. Goldsmith received a bonus of $620,000 (all of which was tax-deductible to the Corporation) in March 1999, and the remaining $257,000 was deferred, at the request of the Corporation, into the Corporation's tax-year 1999. See THE CITY NATIONAL CORPORATION VARIABLE BONUS PLAN, below, for information relating to the proposed adoption of a bonus plan which will eliminate this issue for 1999 and future years

    KEY OFFICER BONUS PLAN The Key Officer Bonus Plan governs annual cash bonuses payable to officers considered to be key members of management who are not members of the Bank's Executive Committee.

    Early each year, upon consideration of the recommendations of the Strategy and Planning Committee, the Compensation Committee establishes the maximum sizes of bonuses under the Key Officer Bonus Plan, expressed as a percentage of annual base salary, based primarily on bonus levels for similar positions at competitive financial institutions. Unlike the Executive Management Bonus Plan, maximum bonus percentages are classified into three categories, based on the extent to which the officer achieves individual performance goals and, in some cases, department or division goals: "minimum" (the officer achieves most goals), "target" (the officer achieves or slightly exceeds all goals) or "maximum" (the officer significantly surpasses his or her goals). After the end of the year, the determination of which officers will receive bonuses, and in what amounts, is made by the Strategy and Planning Committee, within aggregate limits set by the Compensation Committee, based on a discretionary evaluation of the officers' achievement of their goals. Additional amounts may be paid as bonuses to eligible officers who are deemed by the Strategy and Planning Committee to have achieved superior performance during the rating period. Since the Corporation's 1998 net income goal was exceeded, bonuses were paid in March 1999.

STOCK OPTION GRANTS

    Recommendations of the Corporation's Strategy and Planning Committee for the grant of stock options to executive officers under the Corporation's 1995 Omnibus Plan are generally submitted to the

Compensation Committee after the end of each fiscal year. After full discussion of the recommendations presented, the Compensation Committee decides whether to award stock options.

    The 1995 Omnibus Plan is designed to align the interests of the executive officers with the long-term interest of the Corporation's stockholders in increasing the market value of the Corporation's stock. The option exercise price is the fair market value of the Corporation's common stock on the date of the grant, and the options generally have a vesting schedule of 25% per year beginning one year after the grant date in order to encourage retention of executive officers and the creation of stockholder value over the long term, since the option holder receives the full benefit of the option only after a number of years. In determining whether to grant an option and the size of the grant to be awarded, the Compensation Committee considers executive officers' salary levels, their expected contribution toward the growth and profitability of the Bank based upon performance of their individual job responsibilities, and option grant levels at competitive financial institutions (in order of decreasing importance). Past financial performance of the Bank and the Corporation is given less weight in the decision, because the value of the option is based upon future appreciation in the stock price.

    Bram Goldsmith was not awarded any stock options in 1998. In connection with the annual grant of options to officers, Russell Goldsmith was awarded options on February 23, 1998 to purchase 97,500 shares of the Corporation's common stock. On September 23, 1998 (pursuant to the terms of the Russell Goldsmith Agreement) Russell Goldsmith was awarded an option to purchase 350,000 shares. Russell Goldsmith and the Corporation have agreed that he will not be awarded any options in 1999. See OPTION GRANTS, EXERCISES AND HOLDINGS, above, for further details on the grants to Russell Goldsmith.

    If approved by shareholders, future option grants will be made pursuant to the City National Corporation 1999 Omnibus Plan. See THE CITY NATIONAL CORPORATION 1999 OMNIBUS PLAN, below.

    The Board of Directors has adopted guidelines requiring ownership of the Corporation's common stock by certain officers. The guidelines require each Executive Committee member who is not a member of the Strategy and Planning Committee to own shares of the Corporation's common stock with a value equal to one year's base compensation and each member of the Strategy and Planning Committee to own shares of the Corporation's common stock with a value equal to three years' base compensation.

NEWLY HIRED EXECUTIVE OFFICERS

    It is the policy of the Corporation to present to the Compensation Committee, prior to extending an offer of employment to a candidate for a position on the Bank's Executive Committee, the total compensation package proposed to be offered, including annual base salary, eligibility for an annual cash bonus, the maximum percentage of annual base salary on which the bonus, if any, would be calculated, and any stock option grant proposed to be awarded at the time of hire. The Compensation Committee then approves the proposed annual base salary, eligibility for an annual cash bonus and the grant of stock options. All elements of compensation for newly hired executive officers are based primarily on the responsibilities of the position, the experience of the individual and the incentive compensation practices of other competitive financial institutions (in order of decreasing importance), rather than the Corporation's financial performance. Given the highly competitive nature of banking and its desire to attract and retain the very best talent, from time to time, the Corporation may find it necessary to pay a premium to certain individuals deemed critical to its continued success.

                    CHARLES E. RICKERSHAUSER, JR., Chairman
                                 BARRY M. MEYER
                                 EDWARD SANDERS

                            STOCKHOLDER RETURN GRAPH

    The following line graph compares the total cumulative stockholder return on the Corporation's common stock, based upon quarterly reinvestment of all dividends, to the cumulative total returns of the Standard & Poor's S&P Composite 500 Stock Index and the WESTERN BANK MONITOR index of selected bank stocks. The graph assumes $100 invested on December 31, 1993, in the Corporation's common stock and each of the indices.

                           CITY NATIONAL CORPORATION
                    TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                        PERIOD ENDING DECEMBER 31, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    CITY NATIONAL CORPORATION
TOTAL RETURN PERFORMANCE
City National Corporation            S&P 500    Western Bank Monitor
$100.00                              $100.00                 $100.00
$142.29                              $101.32                 $103.32
$191.61                              $139.39                 $147.54
$303.03                              $171.26                 $182.99
$526.60                              $228.42                 $335.73
$602.94                              $293.69                 $352.51
INDEX VALUE

                                                                                       PERIOD ENDING
                                                        ----------------------------------------------------------------------------
INDEX                                                    12/31/93     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98
------------------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
City National Corporation.............................      100.00       142.29       191.61       303.03       526.60       602.94
S&P 500...............................................      100.00       101.32       139.39       171.26       228.42       293.69
Western Bank Monitor..................................      100.00       103.32       147.54       182.99       335.73       352.51

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table presents the amount and nature of beneficial ownership of the Corporation's common stock, $1.00 par value, by all directors of the Corporation, each Named Officer (see "COMPENSATION OF DIRECTORS AND OFFICERS," above) and the Corporation's directors and executive officers as a group:

                                                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                        -----------------------------------------------------
                                                                             NATURE OF        PERCENTAGE OF
NATURE OF BENEFICIAL OWNER                                AMOUNT HELD        HOLDINGS             CLASS
------------------------------------------------------  ---------------  -----------------  -----------------
GEORGE H. BENTER, JR.                                         42,600            BD                  *
                                                             233,983(2)          F
RICHARD L. BLOCH                                             224,305            BD                  *
                                                                 500(2)          F
STUART D. BUCHALTER                                           11,143            AC                  *
                                                               2,000            AC
                                                                 375(3)          E
EZUNIAL BURTS                                                    100            BD                  *
BRAM GOLDSMITH                                             6,553,691(4)         BD                  14.49%
                                                              67,914(1)         BDE
                                                             233,780(5)         BDE
RUSSELL GOLDSMITH                                          2,920,113(6)         BD                   9.52%
                                                             739,441(6)         AC
                                                               8,407(6)         BDE
                                                             233,780(5)         BDE
                                                              73,495(6)          F
                                                             528,866(2)         BDE
                                                               2,243(1)
BARRY M. MEYER                                                 2,000            AC                  *
FRANK P. PEKNY                                                33,258            AC                  *
                                                               3,973(1)         BDE
                                                             154,519(2)          F
CHARLES E. RICKERSHAUSER, JR.                                 13,824            AC                  *
EDWARD SANDERS                                                16,018            AC                  *
                                                               1,137            BD
                                                                 500(2)          F
RICHARD H. SHEEHAN, JR.                                        4,540            AC                  *
                                                              18,460(2)          F
ANDREA L. VAN DE KAMP                                          2,455            AC                  *
                                                                 500(2)          F
KENNETH ZIFFREN                                                4,262            AC                  *
                                                              15,786            BD
ALL EXECUTIVE OFFICERS and DIRECTORS as a Group (17        9,195,581(7)                             19.43%
  Persons)

---------

*   Does not exceed 1% of class.

A  Possesses sole voting power.

B  Possesses shared voting power.

C  Possesses sole investment power.

D  Possesses shared investment power.

E  Disclaims beneficial ownership.

F Shares as to which listed beneficial owner has right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1)(i) of the Securities and Exchange Commission.

(1) Represents the officer's proportionate interest, according to his account balance, in shares held in the City National Corporation Stock Fund under the City National Bank Profit Sharing Plan at the most recent valuation date, December 31, 1998. Fund investments are not allocated to individual participant accounts, and the participants disclaim beneficial ownership thereof.

(2) Unexercised stock options granted under the Corporation's 1985 Stock Option Plan and the 1995 Omnibus Plan which are vested or will vest within 60 days of February 26, 1999.

(3) Shares are owned by Mr. Buchalter's wife, individually. Mr. Buchalter disclaims beneficial ownership of shares held by or for the benefit of his wife.

(4) Of the 6,553,691, 2,920,113 shares are owned by the Goldsmith Family Partnership, 3,065,589 shares are owned by the Bram and Elaine Goldsmith Family Trust, and 567,989 shares are owned by the Elaine Goldsmith Revocable Trust. Mr. Bram Goldsmith is a co-trustee of both trusts. The Bram and Elaine Goldsmith Family Trust is the majority general partner of the Goldsmith Family Partnership. Shares owned by the Goldsmith Family Partnership are also shown as beneficially owned by Mr. Russell Goldsmith. Mr. Bram Goldsmith may be deemed a "control person" of the Corporation.

(5) Shares owned by the Goldsmith Family Foundation, a tax-exempt charitable foundation. Mr. Bram Goldsmith and Mr. Russell Goldsmith each disclaim beneficial ownership of shares held by the Foundation, of which both are directors.

(6) 2,920,113 shares are owned by the Goldsmith Family Partnership, 739,441 shares are owned by trusts of which Mr. Goldsmith is sole trustee, 8,407 shares are owned by a trust, the sole trustee of which is Bram Goldsmith, for the benefit of one of Mr. Goldsmith's children, and 73,495 shares are owned by the B. N. Maltz Foundation, a tax-exempt charitable foundation of which Mr. Goldsmith is a director. The Russell Goldsmith Trust, of which Mr. Goldsmith is sole trustee, is one of the general partners of the Goldsmith Family Partnership. Shares owned by the Partnership are also shown as beneficially owned by Mr. Bram Goldsmith. Mr. Goldsmith disclaims beneficial ownership of shares held by the B. N. Maltz Foundation.

(7) Includes shares held by officers of the Bank who may be deemed to be executive officers of the Corporation. Of the amount shown, 1,057,428 shares represent unexercised stock options granted under the Corporation's 1985 Stock Option Plans and 1995 Omnibus Plan, as to which directors and officers have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1)(i) of the Securities and Exchange Commission. Also includes 85,029 shares held by the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan, representing the proportionate interests therein of Bank officers who may be deemed to be executive officers of the Corporation, according to their account balances at the most recent valuation date, December 31, 1998. Fund investments are not allocated to individual participant accounts, and the participants disclaim beneficial ownership of such shares.

    The directors of the Bank do not hold director-qualifying stock of the Bank. Rather, they have satisfied this qualification requirement by holding a requisite number of shares of the Corporation in accordance with an interpretive ruling issued by the Comptroller of the Currency.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

    Since 1967, the Bank's Pershing Square Banking Office and a number of Bank departments have occupied leased space in the office building located at 606 South Olive Street in downtown Los Angeles. The building was originally developed and built by a partnership between a wholly-owned subsidiary of the Bank, Citinational Bancorporation, Buckeye Construction Co. and Buckeye Realty and Management Corporation (two corporations then affiliated with Mr. Bram Goldsmith, now Chairman of the Board of the Corporation). Since its completion, the building has been owned by Citinational-Buckeye Building Co., a limited partnership of which Citinational Bancorporation and Olive-Sixth Buckeye Co. are the only general partners, each with a 29% partnership interest. Citinational Bancorporation has an additional 3% interest as a limited partner of Citinational-Buckeye Building Co.; the remainder is held by other, unaffiliated limited partners. Olive-Sixth Buckeye Co. is a limited partnership of which Mr. Goldsmith is a 49% general partner; therefore, Mr. Goldsmith has an indirect 14% ownership interest in Citinational-Buckeye Building Co. The remaining general partner and all limited partners of Olive-Sixth Buckeye Co. are not affiliated with the Corporation.

    The Bank occupies space in the building under leases signed on March 6, 1997, effective as of September 30, 1996, May 1, 1998 and November 13, 1998, all of which expire in 2006. Previously, the Bank occupied most of the same space under leases signed in 1966, 1985 and 1991, all of which expired in 1996. Prior to 1991, rental and other payments were made to an unaffiliated ground lessee, Tishman Speyer South Olive Street. This ground lease was terminated in December 1990, and the Bank now pays rent and operating expense pass-throughs to Citinational-Buckeye Building Co. Rental rates and other lease terms were negotiated at arms' length without Mr. Goldsmith's involvement, and are comparable to, or better than, rentals and lease terms for unaffiliated tenants in the building. In 1998 the Bank paid Citinational-Buckeye Building Co. a total of $1,052,796 for rent under all leases in the building and $106,125 for operating expense pass-throughs. Based on existing lease terms, rentals payable by the Bank to Citinational-Buckeye Building Co. total $87,733 per month for all leases in the building, not including operating expense pass-throughs.

    Between 1991 and 1996 Mr. Goldsmith made various unsecured advances to Citinational-Buckeye Building Co. in the form of both loans and capital contributions, and in 1997 Citinational Bancorporation made advances, also in the form of both loans and capital contributions. During 1998, no funds were advanced by Citinational Bancorporation to Citinational-Buckeye Building Co. At December 31, 1998, the cumulative amounts advanced by Citinational Bancorporation total $6,125,000. Although interest on the advances is due quarterly and the principal was due and payable on December 31, 1998, Citinational Bancorporation has waived such payments pending an overall refinancing or extension of the first mortgage loan on the building.

    In the ordinary course of its business, and subject to the limitations set forth in applicable laws and regulations, the Bank makes loans to directors and executive officers of the Corporation and/or to businesses in which they have an interest as officers, directors, partners, trustees and/or stockholders. In the opinion of management, all such loans were made on substantially the same terms, including interest rates and collateral (if any required), as those prevailing at the time for comparable transactions with other persons, and such loans did not involve more than normal risk of collectibility or present other unfavorable features.

    The Bank has an outstanding loan to Citinational-Buckeye Building Co., with which Mr. Bram Goldsmith, Chairman of the Board and Chief Executive Officer of the Corporation, is affiliated, as described above. The loan is secured by the office building described above and is non-recourse to the general partners of the borrower. The loan bears interest at the Bank's prime rate plus 1/2%, with a maximum of 12.5% and a minimum of 8.5%. The rate in effect at March 1, 1999 was 8.5%. At March 1, 1999, the outstanding balance of the loan was $15,665,131; the largest amount outstanding since January 1, 1997 was $15,935,718. From its inception until December 31, 1998, the loan was current as to required payments of principal and interest. The loan matured on December 31, 1998, and the Bank is presently engaged in negotiations with Citinational Buckeye Building Co. to renew and/or extend the loan. Citinational Buckeye Building Company engaged in efforts during the second half of 1998 to sell the building, but no sale has been contracted for to date, and a future sale cannot be assured.

                     SECTION 16(A) REPORTING DELINQUENCIES

    Under federal securities laws and rules of the Securities and Exchange Commission, directors and executive officers of the Corporation, as well as persons holding more than 10% of the Corporation's outstanding shares of common stock, are required to file reports showing their initial ownership of the Corporation's common stock and any subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange by certain specified due dates. Based solely on the Corporation's review of copies of such reports furnished to the Corporation and written representations that no other reports were required to be filed, during 1998 all such reports that were required were filed on a timely basis except as follows: A Form 4 filed on behalf of Kenneth Ziffren, Director, wherein he reported the exercise of certain stock options, was inadvertently filed late.

                  CITY NATIONAL CORPORATION 1999 OMNIBUS PLAN

INTRODUCTION

    On January 27, 1999, the Board of Directors adopted the City National Corporation 1999 Omnibus Plan (the "1999 Omnibus Plan"), subject to the approval of the Corporation's shareholders. The purpose of the 1999 Omnibus Plan is to promote the success of the Corporation by providing an additional means to attract, motivate, retain and reward key employees, including officers (whether or not also directors), of the Corporation and its subsidiaries with awards and incentives for high levels of individual performance and improved financial performance of the Corporation. The Board of Directors has found stock based compensation to be an effective means of compensating employees under past stock option plans, and therefore recommends adoption of the 1999 Omnibus Plan.

    The material features of the 1999 Omnibus Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the 1999 Omnibus Plan, a copy of which is attached hereto as Exhibit A.

    The 1999 Omnibus Plan provides for the award ("Awards") of Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code and regulations thereunder ("ISOs"); stock options other than Incentive Stock Options ("Nonqualified Stock Options" or "NSOs"), which include Director Stock Options ("DSOs") (ISOs and DSOs are collectively referred to as "stock options" or "options"); stock appreciation rights ("SARs"), either in tandem with ISOs or NSOs, or independently ("freestanding SARs"); Restricted Stock; Performance Shares and Stock Bonuses; and Tax Offset Bonus Rights in tandem with NSOs ("Tax Offset Bonus Rights"). The 1999 Omnibus Plan will terminate on January 26, 2009, unless terminated sooner by the Committee.

ADMINISTRATION AND ELIGIBILITY

    The 1999 Omnibus Plan is administered by the Compensation Committee, which also administers the Corporation's 1995 Omnibus Plan and outstanding options issued under the Corporation's 1985 Stock Option Plan. Officers at the level of Vice President or the equivalent are eligible to participate. The Compensation Committee determines which key employees will receive Awards, the nature, price, number of shares and other terms of Awards, and the form and terms of Award agreements, except that DSOs are awarded annually on an automatic basis, without action of the Compensation Committee. See "Kinds of Awards--Stock Options," below. Awards may also be granted to other persons (not including non-employee directors), including significant agents and consultants, who perform substantial services for the Corporation or the Bank of a nature similar to those performed by key employees,. except that ISOs may be granted only to employees. The Compensation Committee is authorized to interpret the 1999 Omnibus Plan, adopt, rules and regulations, amend outstanding Awards subject to certain limitations (see "Amendment," below) and make such other determinations and take such other actions in the administration of the 1999 Omnibus Plan as it shall deem proper.

    As of December 31, 1998, approximately 475 officers would have been eligible for selection to participate in the 1999 Omnibus Plan, and 8 non-employee directors would have been eligible only for DSOs. No determination has been made as to the number of agents, consultants and other persons who are neither employees nor directors, but who might have been, or be, eligible to participate in the 1999 Omnibus Plan.

MAXIMUM SHARES

    Under the 1999 Omnibus Plan, Awards may be granted with respect to up to 3,500,000 shares of the Corporation's authorized and unissued (or reacquired) common stock. The maximum number of shares for which options and freestanding SARs may be granted to a single employee in any single year is 500,000. Both limitations are subject to adjustment in the event of changes in the capitalization or corporate structure of the Corporation. (See "Adjustments and Extraordinary Events," below.) Upon termination, cancellation, forfeiture or expiration of any unexercised Award, the number of shares with respect to which Awards may be granted under the 1999 Omnibus Plan will be increased by the number of shares to which such unexercised Award pertained. Under no circumstances can the total of (i) Restricted Shares, (ii) shares underlying awards of Performance Shares and (iii) shares issued as Stock Bonuses, exceed 1,000,000.

TERMS OF AWARDS

    Under the 1999 Omnibus Plan, certain restrictions and limitations are applicable to more than one type of Award.

    The Compensation Committee may determine the vesting and, where applicable, the expiration date of Awards, but Awards that provide for the right to acquire stock may not remain outstanding more than 10 years after grant date, and any ISO Award granted to any eligible employee owning more than 10% of the Corporation's stock must not be longer than five years. Unless the Compensation Committee determines otherwise, Awards do not vest or become exercisable until six months after the date of grant.

    If an Award requires exercise accompanied by payment by the employee, payment must generally be in cash or cash equivalents, but the Compensation Committee may accept payment by promissory note under certain conditions, including the requirements that the note mature in not more than 10 years, be full recourse and bear interest at a rate no less than the applicable imputed interest rate under the Internal Revenue Code, and that it be due and payable in full within 10 days after termination of the employee's employment, with certain exceptions for executive officers and directors subject to Section 16(b) of the Securities Exchange Act of 1934. In addition, payment with respect to the exercise of an option may be made by the surrender or withholding of the Corporation's common stock under certain circumstances. See "Kinds of Awards--Stock Options," below.

    Awards may generally be exercised only by the employee to whom they were granted, and cannot be sold, pledged, assigned or otherwise transferred, except to the Corporation, by will or the laws of descent and distribution upon the employee's death or, with respect to Awards other than ISOs, according to the terms of certain court orders incident to divorce or dissolution of marriage. However, the Compensation Committee may permit other kinds of transfers.

KINDS OF AWARDS--STOCK OPTIONS

    Under the 1999 Omnibus Plan, the Compensation Committee may from time to time grant stock options, either ISOs or NSOs (but not including DSOs), to eligible employees. As required by the Internal Revenue Code and regulations thereunder, ISOs are subject to certain limitations not applicable to NSOs. The exercise price of all stock options other than DSOs may not be less than the fair market value of the Corporation's common stock on the date of grant, except that the exercise price for any ISO granted to any eligible employee owning more than 10% of the Corporation's stock may not be less than 110% of the fair market value of the stock on the date of grant. The fair market value of the Corporation's common stock is the price of the last transaction of the day, as shown on the New York Stock Exchange. The exercise price may be adjusted in the event of changes in the capital or corporate structure of the Corporation. (See "Adjustments and Extraordinary Events," below.) The aggregate fair market value (determined at the date of grant) of the stock subject to all ISOs held by an optionee that vest in any single calendar year cannot exceed $100,000. Options may not be hypothecated, assigned or transferred other than by will or inheritance. See "TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY," below.

    Unlike other NSOs, the 1999 Omnibus Plan provides for the automatic issuance of DSOs to purchase 500 shares of the Corporation's common stock, without action of the Compensation Committee, each year, immediately after the Annual Meeting of Stockholders, to each non-employee director of the Corporation. DSOs have an exercise price of $1.00 per share, payable in cash or cash equivalents, by surrender of the Corporation's common stock held by the director for at least a year before exercise, or any combination of the two. This exercise price may be adjusted in the event of changes to the Corporation's capital or corporate structure. (See "Adjustments and Extraordinary Events," below.) All DSOs vest six months after the date of issuance or upon the termination of a director's membership on the Board (otherwise than for cause), whichever occurs first. Except as set forth above, the terms of DSOs are the same as other NSOs issued under the 1999 Omnibus Plan.

    At the time of granting of an option, the Compensation Committee may grant Dividend Equivalents attributable to the shares subject to the option. A Dividend Equivalent is the right to receive cash representing all or a portion of the dividend payable with respect to the number of shares subject to the unexercised option, and is paid when the corresponding dividend is paid.

    In addition to the kinds of payment described above (see "Terms of Awards"), payment to the Corporation upon exercise of an option may be effected through delivery of previously acquired Corporation common stock or, if approved by the Compensation Committee or specified in the Award agreement, by deducting shares from the number of shares for which the option is exercised. Any shares so delivered to the Corporation or deducted from the exercise for the purchase price shall be valued at their fair market value on the exercise date.

KINDS OF AWARDS--STOCK APPRECIATION RIGHTS AND TAX OFFSET BONUS RIGHTS

    Under the 1999 Omnibus Plan, the Compensation Committee may from time to time grant SARs, either in tandem with the stock options or freestanding, or Tax Offset Bonus Rights, which must be in tandem with NSOs. When these rights are exercised, the holder receives a specified amount in cash, the Corporation's stock or a combination of the two.

    Each SAR entitles the holder to receive the excess of the fair market value of a share of the Corporation's common stock on the exercise date over the fair market value of such share on the date the SAR was awarded, subject to a maximum determined by the Compensation Committee. If SARs are granted in tandem with options, they may be exercised only during the time and to the extent that the related options may be exercised, and the number of options held by the optionee is decreased by the number of SARs exercised by that optionee.

    Each Tax Offset Bonus Right entitles the holder to receive an amount determined by the Compensation Committee at the time of grant, which may, but need not, be a specified percentage of the excess of the fair market value of the Corporation's common stock acquired upon exercise of the related NSO over the fair market value of such stock on the date the NSO was awarded. Tax Offset Bonus Rights are exercised automatically upon the exercise of the corresponding NSOs, and cannot be exercised independently.

    In addition to these general time limitations, all rights may be exercised only during the period commencing on the third business day after the Corporation releases certain specified financial data (generally consisting of quarterly or annual operations and earning statements) to the press and ending on the twelfth day after such data is released.

KINDS OF AWARDS--RESTRICTED STOCK

    Under the 1999 Omnibus Plan, the Compensation Committee may from time to time grant Restricted Stock to eligible employees. Restricted Stock is common stock issued by the Corporation, subject to restrictions on sale or transfer and any other restrictions specified by the Compensation Committee in the

Award, which continue until such time, or the satisfaction of such conditions, as the Compensation Committee determines. Unless otherwise provided in the Award agreement, an employee holding restricted stock is entitled to receive cash dividends and vote the shares. At such time as the conditions specified by the Compensation Committee are satisfied, the restrictions lapse. If the employee's employment terminates before the restrictions lapse, or if any conditions specified by the Compensation Committee are not fulfilled within the time specified by the Compensation Committee, the restricted stock must be returned to the Corporation.

KINDS OF AWARDS--PERFORMANCE SHARES AND STOCK BONUSES

    Under the 1999 Omnibus Plan, the Compensation Committee may from time to time grant Awards of performance shares or stock bonuses. Performance share Awards establish criteria determined by the Compensation Committee which, if achieved, result in the Corporation's issuing to the employee the number of shares of common stock specified in the Award agreement. The criteria may consist of performance goals or measures for the employee or the Corporation over a specified period of time, and the Compensation Committee may provide for full or partial credit for the satisfaction of criteria before the end of the period of time specified or the attainment of the specified goal, in the event of the employee's death, retirement or disability or under such circumstances as the Compensation Committee may determine.

    To reward exceptional or special services, contributions or achievements, the Compensation Committee may also grant bonuses consisting of such number of shares of the Corporation's stock on such terms, including restrictions on such shares, as the Compensation Committee may determine. The issuance of either performance or bonus shares may be deferred by the Compensation Committee at the request of the employee on such terms as the Compensation Committee may determine.

TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY

    The Compensation Committee will determine the effect of the termination of employment on Awards, which determination may be different depending on the nature of the termination, such as terminations for cause, terminations resulting from death, disability or retirement and the like. The Compensation Committee may in its complete discretion change the exercise period or the number of shares for which an award is vested or exercisable at the time of termination or within a reasonable time thereafter.

    Because of limitations imposed by the Internal Revenue Code, in the event of a termination of employment for any reason other than for cause or the death, retirement or disability of the optionee, ISOs must be exercised within three months after the employment termination date. In the event of the optionee's death, ISOs must be exercised by the employee's estate within one year. If employment terminates because of retirement or disability, as defined in the Internal Revenue Code, ISOs must be exercised within three years after the termination date; however, any ISOs exercised more than three months after the date of retirement or more than one year after termination of employment by reason of disability will be treated as NSOs for tax purposes. (See "Federal Income Tax Consequences and Accounting Treatment," below.)

    Upon termination of employment, SARs granted in tandem with options and Tax Offset Bonus Rights are exercisable only to the extent that the related options can be exercised, and expire when the related options expire.

    Certain other consequences of termination of employment are discussed above. See "KINDS OF AWARDS--RESTRICTED STOCK" and "KINDS OF AWARDS--PERFORMANCE SHARES AND STOCK BONUSES."

ADJUSTMENTS AND EXTRAORDINARY EVENTS

    The 1999 Omnibus Plan provides that if the Corporation's common stock is changed into or exchanged for cash, other property or a different kind or number of shares or securities of the Corporation, or if additional shares or other securities are distributed with respect to the common stock through a merger or reorganization in which the Corporation is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock dividend, stock split, consolidation, reverse stock split or distribution of cash or property to the Corporation's shareholders, or if there is any other extraordinary corporate transaction or event or a sale of substantially all the Corporation's assets which the Compensation Committee determines materially affects the common stock, then the Compensation Committee may, in such manner and to such extent as it deems appropriate and equitable, proportionately adjust the 1999 Omnibus Plan and outstanding Awards as to the number or kind of shares to which they relate, the price payable upon the exercise or paid in connection with restricted stock or the applicable performance standards or criteria. In the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange or spin-off, the Compensation Committee may also provide for cash payment or for the substitution or exchange of outstanding Awards or the shares, cash or other property for which they may be exercised based upon the amount or property payable or distributable to shareholders because of such event.

    Under the 1999 Omnibus Plan, if a Change in Control Event takes place, then all outstanding options, SARs and Tax Offset Bonus Rights become exercisable, all Restricted Stock vests free of restrictions and all Performance Shares become immediately issuable, unless the Compensation Committee determines otherwise, in which event the Compensation Committee will make provision for continuation and, if required, assumption of the 1999 Omnibus Plan and outstanding Awards or for the substitution of new Awards therefor. A "Change in Control Event" occurs if: (a) more than 20% of the Corporation's common stock or combined voting power is acquired: (i) by a person, entity or group other than the Goldsmith Family (or any director or partnership for the benefit of any member of the Goldsmith Family); (ii) the Corporation or any employee benefit plan of the Corporation, or (iii) in any acquisition directly from the Corporation; (b) a majority of the Corporation's Board of Directors ceases to consist of the present directors or persons whose election or nomination was approved by a majority of the then incumbent Board (excluding any director who assumes his or her position as a result of an actual or threatened proxy contest; (c) the Corporation is reorganized, merged or consolidated into, or sold to, another entity, or (d) the stockholders approve a complete liquidation or dissolution of the Corporation.

AMENDMENT

    The Board of Directors of the Corporation may amend, suspend or discontinue the 1999 Omnibus Plan in its discretion, except that shareholder approval is required for any amendment which would materially increase the maximum number of shares subject to the 1999 Omnibus Plan (otherwise than as a consequence of a change in the corporate or capital structure, as described in "Adjustments and Extraordinary Events," above) or materially modify the requirements as to eligibility to participate in the 1999 Omnibus Plan. Termination of the 1999 Omnibus Plan will not effect any Awards then outstanding.

    The Compensation Committee may grant to an employee who holds an Award, if he or she consents (provided such consent is required), a new or modified Award, or may amend the existing Award, which new grant or amendment may alter the number of shares subject to the Award, the exercise price, the term of the Award or any other term or condition of the existing Award, subject to the limitations of the 1999 Omnibus Plan and applicable law.

FEDERAL INCOME TAX CONSEQUENCES AND ACCOUNTING TREATMENT

    INCENTIVE STOCK OPTIONS. Under generally accepted accounting principles, the Corporation does not recognize any compensation expense, and for federal income tax purposes, the holder of an ISO receives no taxable income at the time of the grant or exercise of the ISO. If such person retains the stock for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the stock will be taxed as a long-term capital gain. An optionee who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock on the date of exercise. To the extent ordinary income is recognized by the optionee because the optionee's disposition of the ISO shares does not meet holding period requirements, the Corporation may deduct a like amount as compensation.

    NONQUALIFIED STOCK OPTIONS. Under present Treasury regulations, an optionee who receives an NSO with an exercise price equal to the fair market value of the stock on the grant date will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Corporation will be eligible for a concurrent deduction equal to the income realized by the option holder, but will not recognize any compensation expense for accounting purposes. If an NSO is granted at an exercise price significantly below the fair market value of the stock on the grant date (such as DSOs), the holder may have to recognize ordinary income on the option vesting date equal to the difference between the exercise price and the fair market value of the stock on the vesting date. The Corporation will recognize a compensation expense for accounting purposes on the date the NSO is granted, requiring a charge against earnings, and will be able to take a deduction equal to the income realized by the holder on the vesting date.

    The recipient of Dividend Equivalents realizes no taxable income at the time the equivalents are awarded, nor does the Corporation receive any deduction at that time. When the Dividend Equivalents are paid, they are taxed as ordinary income on the date of payment, and the Corporation receives a deduction in the same amount.

    STOCK APPRECIATION RIGHTS AND TAX OFFSET BONUS RIGHTS. The recipient of a SAR or Tax Offset Bonus Right will not be taxed upon the grant of such right, but will realize ordinary income, at the time the right is exercised, equal to the amount of cash and/or the fair market value of the stock received. The Corporation will be entitled to a deduction at the time of exercise equal to the income realized by the recipient and recognizes a compensation expense at the time of grant or, if vesting is delayed, during the period of vesting, according to the rules of the Financial Accounting Standards Board (FASB).

    RESTRICTED STOCK. As long as restricted stock remains both nontransferable and subject to a substantial risk of forfeiture, there are generally no tax consequences resulting from the Award for either the recipient or the Corporation. At such time as the restricted stock either becomes transferable or is no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the stock over the amount the recipient paid for it, if any. However, the recipient may elect, within 30 days after receipt of the Award, to report the fair market value of the restricted stock subject to the Award (valued as if it were unrestricted) as ordinary income at the time of receipt. The Corporation will receive a compensation deduction equal to the ordinary income recognized by the recipient when so recognized. If such an election is made and the restrictions on the stock fail to lapse for any reason, the recipient will not be entitled to a deduction. For accounting purposes, the Corporation recognizes a compensation expense during the period of vesting according to the rules of the FASB.

    When stock that was formerly restricted stock is sold or otherwise disposed of, the tax treatment will depend on whether the recipient made the election described in the previous paragraph. If the recipient did not make the election, disposition of the stock will result in a long- or short-term capital gain or loss, depending on the length of time from the date the restrictions lapsed to the date of sale or other disposition, in an amount equal to the difference between the amount received on disposition and the greater of the amount the recipient paid for the stock or the fair market value of the stock on the date the restrictions lapsed. If the recipient made the election, disposition of the stock will result in a long- or short-term capital gain or loss, depending on the length of time from the Award to the date of disposition, in an amount equal to the loss, depending on the length of time from the Award to the date of disposition, in an amount equal to the difference between the amount received on disposition and the sum of any amount paid by the recipient for the restricted stock and the amount recognized by the recipient as ordinary income at the time of the Award.

    PERFORMANCE SHARE AWARDS. An employee who has been granted a performance share Award will not realize taxable income at the time of grant, and the Corporation will not be entitled to a deduction at that time. When an Award is paid, the participant will have ordinary income, and the Corporation will have a corresponding deduction in the amount of the fair market value of the shares. For accounting purposes, a compensation expense is recognized by the Corporation as the Award is earned.

    STOCK BONUS. The recipient of a stock bonus is taxed on the fair market value of the stock on the date of award, and the Corporation receives a deduction and recognizes compensation expense for accounting purposes in the same amount.

    PERSONS SUBJECT TO SECTION 16. Under the Internal Revenue Code, special rules may apply to executive officers and directors who are subject to the restrictions on sale of the shares under Section 16(b) of the Securities Exchange Act of 1934. These rules, which effectively take into account the restrictions, apply in limited circumstances, and may impact the timing or amount of income recognized by the individual with respect to certain stock-based Awards.

    EXCESS PARACHUTE PAYMENTS. If, as a result of a Change of Control Event (see "Adjustments and Extraordinary Events," above), an employee's options, SARs or Tax Offset Bonus Rights become exercisable, restricted stock vests free of restrictions or performance shares become immediately issuable, the additional economic value attributable to the acceleration, if any, may be deemed a "parachute payment" if such value, when combined with all other payments resulting from the change of control, equals or exceeds 300% of the employee's average annual taxable compensation over the five preceding calendar years. In such case, the excess of the total parachute payments over such average annual taxable compensation is subject to a 20% non-deductible excise tax, in addition to any income tax payable, and the Corporation is not entitled to deduct the portion of the parachute payment that is subject to such excise tax.

    SECTION 162(M) LIMITS. Notwithstanding the foregoing discussion, Section 162(m) of the Internal Revenue Code and the regulations thereunder would render non-deductible to the Corporation certain compensation to certain executive officers that exceeds $1,000,000 in any year, unless the compensation is exempt. The rules contain an exemption for performance-based compensation plans that includes the requirement, among other things, that the material terms of the plan be approved by shareholders. Although the Corporation believes that Options and SARs granted under the 1999 Omnibus Plan should be exempt under the proposed rules, and consequently deductible to the Corporation as discussed above, other kinds of Awards, such as Restricted Stock, Performance Shares, Tax Offset, Bonus Rights and Stock Bonuses, may not be exempt if the aggregate compensation of the executive officer would exceed such limit. In the event of a further change in the applicable law or rules, the continued deductibility of Awards cannot be assured.

    Although the Compensation Committee has not granted stock options pursuant to the 1999 Omnibus Plan,and will not grant any such options until after shareholder approval of the 1999 Omnibus Plan, the material parts of which are described above, the following table details the stock option benefits which it is the present intention of the Compensation Committee to award on or about April 21, 1999, assuming shareholder approval of the 1999 Omnibus Plan:

                               NEW PLAN BENEFITS
                  CITY NATIONAL CORPORATION 1999 OMNIBUS PLAN

NAME AND POSITION                                                 DOLLAR VALUE ($)                  NUMBER UNITS
------------------------------------------------  ------------------------------------------------  -------------
Bram Goldsmith, Chairman of the Board, City
  National Corporation..........................  Not Applicable                                         -0-

Russell Goldsmith, Vice Chairman and Chief
  Executive Officer, City National Corporation;
  Chairman and Chief Executive Officer, City
  National Bank.................................  Not Applicable                                         -0-

George H. Benter, Jr., President, City National
  Corporation; President and Chief Operating
  Officer, City National Bank...................  To be determined on April 21, 1999, assuming           57,500
                                                  shareholder approval of the 1999 Omnibus Plan.

Frank P. Pekny, Executive Vice President, Chief
  Financial Officer and Treasurer, City National
  Corporation; Vice Chairman, Chief Financial
  Officer and Treasurer, City National Bank.....  To be determined on April 21, 1999, assuming           57,500
                                                  shareholder approval of the 1999 Omnibus Plan.

Richard H. Sheehan, Jr., Senior Vice President,
  General Counsel and Secretary, City National
  Corporation and City National Bank............  To be determined on April 21, 1999, assuming            8,000
                                                  shareholder approval of the 1999 Omnibus Plan.

Executive Group (9 persons).....................  To be determined on April 21, 1999, assuming          165,000
                                                  shareholder approval of the 1999 Omnibus Plan.

Non-Executive Director Group (8 persons)........  To be determined on April 21, 1999, assuming            4,000
                                                  shareholder approval of the 1999 Omnibus Plan.

Non-Executive Officer Employee Group (357
  persons)......................................  To be determined on April 21, 1999, assuming          547,900
                                                  shareholder approval of the 1999 Omnibus Plan.

    REQUIRED VOTE. The 1999 Omnibus Plan must be approved by the holders of a majority of the shares of common stock of the Corporation represented at the Annual Meeting of Stockholders in person or by proxy, including abstentions, but not including broker non-votes. Each shareholder is entitled to one vote for each share held, and abstentions and broker non-votes will not be counted in favor of approval. Proxies received by the Corporation and not revoked prior to or at the Annual Meeting of Shareholders will be voted FOR this proposal and the adoption of the 1999 Variable Bonus Plan. For more complete information concerning the 1999 Omnibus Plan, reference is made to Exhibit "A".

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE CITY NATIONAL CORPORATION 1999 OMNIBUS PLAN.

             THE 1999 CITY NATIONAL CORPORATION VARIABLE BONUS PLAN

BONUS PLAN

    On March 11, 1999, the Board of Directors adopted the 1999 City National Corporation Variable Bonus Plan (the "1999 Variable Bonus Plan"), subject to the approval of the Corporation's shareholders. Set forth below is a summary of certain important features of the 1999 Variable Bonus Plan, which summary is qualified in its entirety by reference to the actual 1999 Variable Bonus Plan, a copy of which is attached hereto as Exhibit "B". All capitalized terms which are not defined herein are defined in the 1999 Variable Bonus Plan.

PURPOSE

    The purpose of the 1999 Variable Bonus Plan is to promote the success of the Corporation by providing incentives to officers based upon the Corporation's achievement of specific goals. The Variable Bonus Plan is also designed to attract, retain and reward officers of the Corporation. The Variable Bonus Plan provides for the payment of cash awards to plan participants. The Variable Bonus Plan is designed to take into account Section 162(m) of the Internal Revenue Code, which generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most-highly compensated officers of a public company. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. In an effort to insure that certain compensation payable under the 1999 Variable Bonus Plan, commencing in 2000, for services rendered during 1999, will qualify as performance-based compensation, the Variable Bonus Plan is being submitted to stockholders for approval at the annual meeting. By approving the Variable Bonus Plan, the stockholders will be approving, among other things, the performance measures, eligibility requirements and limits on the cash awards which may be made pursuant to the Variable Bonus Plan.

ADMINISTRATION

    The Variable Bonus Plan will be administered by the Compensation Committee. To the extent required to comply with Section 162(m), each Compensation Committee member will qualify as an "outside director." Among other things, the Compensation Committee will have the authority to select the officers of the Corporation to whom awards may be granted and to determine the terms and conditions of any such awards. The Compensation Committee will also have the authority to construe and interpret the Variable Bonus Plan, and establish, amend or waive rules for its administration. However, the Committee (but not the Board of Directors) shall have no authority to take any action that would cause any award to any participant to fail to qualify as "performance-based compensation" under Section 162(m). All decisions made by the Compensation Committee will be final and binding.

ELIGIBILITY

    The chief executive officer and all other officers of the Corporation, and its subsidiaries, are eligible to be selected by the Compensation Committee to be granted awards under the Variable Bonus Plan. Prior to, or within 90 days after, the commencement of each Plan Year, the Compensation Committee shall designate the individuals eligible to participate in the 1999 Variable Bonus Plan. The Compensation Committee may also designate individuals to participate in the 1999 Variable Bonus Plan after the 90th day of the Plan Year, with the respective period for such individuals consisting of less than a full Plan Year; however, any awards earned by such individuals will be pro rated based on the number of days in which they participate in the 1999 Variable Bonus Plan to the number of days in the Plan Year and the performance goals for such additional participants will be established prior to or before the expiration of 25% of the days remaining in such partial Plan Year. Russell Goldsmith, the Corporation's Chief Executive Officer, is the only officer selected by the Compensation Committee to participate in the 1999 Variable Bonus Plan for the 1999 Plan Year.

DESCRIPTION OF AWARDS

    On or before the 90th day of each Plan Year, the Compensation Committee shall establish for each participant an objective compensation formula (expressed as a percentage of base salary) based on the achievements of Performance Goals (the "Award Formula"). The Performance Goals will be objective and based on certain Corporate Financial Criteria. The Corporate Financial Criteria may include: net income; earnings per share; net profit; net profit before extraordinary items; return on assets; return on equity; assets; assets under management and administration; risk adjusted return on capital; Economic Value Added; total shareholder return and efficiency ratio, provided however that (except in the case of a participant who has entered into an employment contract with the Corporation, in which case the Compensation Committee will have no discretion to award a bonus less than the minimum amount required by such agreement) the Compensation Committee retains the discretion to determine whether an award will be paid under any one or more of such Corporate Financial Criteria.

    The level of achievement of the Award Formula at the end of the Plan Year will determine the amount of each participant's award (the "Earned Compensation Award"). If the minimum level of achievement of the Award Formula for a Plan Year is not met, no payment of an Earned Compensation Award will be made to the particular participant for the Plan Year (except in the case of a participant who has entered into an employment contract with the Corporation, in which case the Compensation Committee will be required to grant to such individual such minimum amount as may be required by the employment agreement). To the extent that minimum achievement levels are met or surpassed under the Award Formula, and upon certification by the Compensation Committee in writing that the Award Formula has been satisfied, payment of an Earned Compensation Award will be made to the participant for that Plan Year. Subject to the requirements of Section 162(m) and to the requirement of any employment agreements between the Corporation and a participant, the payment of all Earned Compensation Awards are subject to reduction by the Compensation Committee. The maximum amount payable under the Variable Bonus Plan to a participant during any Plan Year is $3,000,000.

DISCONTINUANCE

    The Board of Directors of the Corporation has the absolute discretion to modify or amend the 1999 Variable Bonus Plan in whole or in part, or suspend or terminate the Plan in its entirety. However, the effect of any such modification, amendment, suspension or termination during a Plan Year will be weighed against the requirements of Section 162(m).

NEW PLAN BENEFITS

    It cannot be determined at this time what benefits or amounts, if any, will be allocated to or received by any persons or group of person under the 1999 Variable Bonus Plan if the Plan is adopted. Such determinations as to allocations and receipts or pay out are at the discretion of the Compensation Committee and dependent upon future performance. However, the annual cash bonus paid to the Named Officers for 1998 and prior years are set forth in the bonus column of the Summary Compensation table. See COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS, above.

VOTE REQUIRED

    The 1999 Variable Bonus Plan must be approved by the holders of a majority of the shares of common stock of the Corporation represented at the Annual Meeting of Stockholders in person or by proxy, including abstentions, but not including broker non-votes. Each shareholder is entitled to one vote for each share held and abstentions and broker non-votes will not be counted in favor of approval. Proxies received by the Corporation with regard to this proposal and not revoked prior to or at the annual meeting will be voted "FOR"this proposal and the adoption of the City National Corporation 1999 Omnibus Plan. For more complete information concerning the Variable Bonus Plan, reference is made to Exhibit "B."

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE CITY NATIONAL CORPORATION 1999 VARIABLE BONUS PLAN.

                           PROPOSALS OF STOCKHOLDERS

    All proposals of stockholders intended to be presented at the Corporation's 2000 Annual Meeting of Stockholders must be directed to the attention of the Secretary of the Corporation, at the address of the Corporation set forth on the first page of this Proxy Statement, before November 17, 1999, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy, in accordance with rules and regulations of the Securities and Exchange Commission. In addition, if the Corporation is not notified by February 1, 2000 of a proposal to be brought before the Corporation's 2000 Annual Meeting of Stockholders by a stockholder, proxies for that meeting held by management may be voted, in management's discretion, against such proposal, even though the proposal is not discussed in the Proxy Statement for the 2000 Annual Meeting of Stockholders.

                            INDEPENDENT ACCOUNTANTS

    On July 29, 1998, the Audit Committee of the Board of Directors of the Corporation selected KPMG LLP, formerly KPMG Peat Marwick LLP, to serve as independent accountants of the Corporation for its fiscal year which ended December 31, 1998. The Audit Committee has not yet selected independent accountants for the current fiscal year, which ends on December 31, 1999. The Audit Committee, according to its normal procedures, will select the independent accountants for the current fiscal year later in 1999.

    A representative of KPMG LLP is expected to attend the 1999 Annual Meeting of Stockholders, with the opportunity to make a statement and respond to appropriate questions.

                                          By Order of the Board of Directors

                                          RICHARD H. SHEEHAN, JR.
                                          Secretary

March 18, 1999

                                  EXHIBIT "A"
                           CITY NATIONAL CORPORATION
                               1999 OMNIBUS PLAN

    I.  THE PLAN

    1.1.  PURPOSE

    The purpose of this Plan is to promote the success of the Corporation by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Corporation with awards and incentives for high levels of individual performance and improved financial performance of the Corporation.

    1.2.  DEFINITIONS

    (a) "Award" shall mean an award of any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Stock Bonus, Dividend Equivalent, Tax Offset Bonus or other right or security that would constitute a "derivative security" under Rule 16a-l(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

    (b) "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

    (c) "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

    (d) "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

    (e) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

    (f) "Board" shall mean the Board of Directors of the Corporation.

    (g) "Change in Control Event" shall mean:

       (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this sub-section (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation;
           (ii) any acquisition by the Corporation; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintain by the Corporation or any corporation controlled by the Corporation, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this section (g), or (v) any acquisition by the Goldsmith Family or any director or partnership for the benefit of any member of the Goldsmith Family; or

       (2) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation or proxies or contest by or on behalf of a person other than the board; or

       (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination (i) all or substantially all of the individuals and entities who were the beneficial owners respectively, of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially owned, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and outstanding Corporation voting securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board, providing for such Business Combination; or

       (4) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

    (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (i) "Commission" shall mean the Securities and Exchange Commission.

    (j) "Committee" shall mean the Compensation and Directors Nominating Committee of the Board, or other Committee, regardless of name, that acts on matters of compensation for eligible employees, which Committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act, shall be a Disinterested and Outside director.

    (k) "Common Stock" shall mean the common stock of the Corporation, $1.00 par value per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 7.2 of this Plan.

    (l) "Corporation" shall mean City National Corporation and its Subsidiaries.

    (m) "Disinterested and Outside" shall mean "disinterested" within the meaning of any applicable regulatory requirements, including Rule 16b-3, and "outside" within the meaning of Section 162(m) of the Code.

    (n) "Dividend Equivalent" shall mean an amount equal to the amount of cash dividends or other cash distributions paid (or such portion of such dividend or other distribution as may be designated by the Committee) with respect to each Share after the date of an Award of a Dividend Equivalent.

    (o) "Eligible Employee" shall mean an officer at a level of Vice President or the equivalent (whether or not a director) of the Corporation, or any Other Eligible Person, as determined by the Committee in its discretion. In no event may any member of the Committee or a committee administering any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation be an Eligible Employee.

    (p) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    (r) "Fair Market Value" shall mean, with respect to Common Stock, the price at which the Stock sold on the last normal transaction of the trading day on a specified date, or if no trading occurs on such specified date, on the most recent preceding business day on which trading occurred, as quoted on the National Market System of the National Association of Securities Dealers or on any exchange upon which the stock may be traded.

    (s) "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code and which contains such provisions as are necessary to comply with that section.

    (t) "Nonqualified Stock Option" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a Nonqualified Stock Option under this Plan and not an Incentive Stock Option under the Code.

    (u) "Non-Employee Director" shall mean a member of the Board who is not an officer or employee of the Corporation.

    (v) "Option" shall mean an option to purchase Shares under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

    (w) "Other Eligible Person" shall mean any other person (including significant agents and consultants) who performs substantial services for the Corporation of a nature similar to those performed by key employees, selected to participate in this Plan by the Committee from time to time; provided that in no event shall a Non-Employee Director be selected as an Other Eligible Person.

    (x) "Participant" shall mean an Eligible Employee who has been granted an Award under this Plan.

    (y) "Performance Share Award" shall mean an Award made pursuant to the provisions, and subject to the terms and conditions, of Article V of the Plan.

    (z) "Personal Representative" shall mean the person or persons who, upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

    (aa) "Plan" shall mean this 1999 Omnibus Plan.

    (bb) "QDRO" shall mean a qualified domestic relations order as defined in
         Section 414 (p) of the Code or Title I, Section 206(d) (3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

    (cc) "Restricted Stock" shall mean Shares awarded to a Participant subject to payment of such consideration, if any, and such conditions on vesting and such transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

    (dd) "Retirement" shall mean retirement from active service as an employee or officer of the Corporation on or after attaining age 65.

    (ee) "Rule 16b-3" shall mean Rule 16b-3, as amended from time to time, as promulgated by the Commission pursuant to the Exchange Act.

     (ff) "Section 16 Person" shall mean a person subject to Section 16(a) of the Exchange Act.

    (gg) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

    (hh) "Shares" shall mean shares of Common Stock of the Corporation.

     (ii) "Stock Appreciation Right" shall mean a right to receive a number of Shares or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Shares that is authorized under this Plan.

     (jj) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

    (kk) "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e) (3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

    1.3.  ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE

    (a) Committee. This Plan shall be administered by, and all Awards to Eligible Employees shall be authorized by, the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

    (b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

        (i) To determine, from among those persons eligible, the particular Eligible Employees who will receive any Awards;

        (ii) To grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

       (iii) To approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

        (iv) To construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

        (v) To cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding Awards held by Participants, subject to any required consent under Section 7.6;

        (vi) To accelerate or extend the exercisability or vesting extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.7; and

       (vii) To make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

    (c) Binding Determinations. Any action taken by, or inaction of, the Corporation, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

    (d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

    (e) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

    1.4.  PARTICIPATION

    Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Non-Employee Directors shall be eligible to receive Awards under this Plan only as specified in Section 2.8.

    1.5.  SHARES AVAILABLE FOR AWARDS

    Subject to the provisions of Section 7.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The shares may be delivered for any lawful consideration.

    (a) Number of Shares. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees under this Plan shall not exceed 3,500,000 Shares subject to subsection (c) below and the adjustments contemplated by Section 7.2. The maximum number of Options and Stock Appreciation Rights (whether payable in Shares, cash or any combination thereof) that may be granted to an Eligible Employee during any one-year period shall not exceed 500,000, subject to adjustment as contemplated in Section 7.2. The aggregate number of shares designated under the Plan as Restricted Stock, stock subject to Performance Share Awards and Stock Bonuses, shall never exceed 1,000,000.

    (b) Reservation of Shares. Common Stock subject to outstanding Awards of derivative securities (as defined in Rule 16a-l(c) under the Exchange
       Act) shall be reserved for issuance. If a Stock

       Appreciation Right or similar right based on the increased market value of a specified number of Shares is exercised or a Performance Share Award is paid, the number of Shares to which such exercise or payment relates under the applicable Award shall be charged against the maximum amount of Shares that may be delivered pursuant to Awards under this Plan and, if applicable, such Award. If the Corporation withholds Shares pursuant to
       Section 2.2(b) or 7.5, the number of shares that would have been deliverable with respect to an Award shall be reduced by the number of shares withheld and such shares shall not be available for additional Awards under this Plan. To the extent a Performance Share Award constitutes an equity security (as this phrase is defined in Rule 16a-1 under the Exchange Act) issued by the Corporation and is paid in Shares the number of Shares (if any) subject to such Performance Share Award shall be charged (but in the case of tandem or substituted Awards, without duplication) against the maximum number of Shares that may be delivered pursuant to Awards under this Plan.

    (c) Cash Only Award Limit. Awards payable solely in cash under the Plan and Awards payable either in cash or shares that are actually paid in cash shall constitute and be referred to as "Cash Only Awards". The number of Cash Only Awards shall be determined by reference to the number of Shares by which the Award is measured. The maximum number of Cash Only Awards that may be paid shall not, together with the aggregate number of Shares that may be delivered under subsection (a), exceed 5,000,000, subject to adjustments under Section 7.2. Awards payable either in cash or shares shall not be counted against the Cash Only Award limit if charged against the share limit in subsection (a). Notwithstanding the foregoing, if an Award paid or payable solely in cash satisfies the requirements for the exclusion from the definition of a derivative security in Rule 16a-l(c) that does not require that the award be made under a Rule 16b-3 plan, the Award shall not be counted against any of the limits of this Section.

    (d) Reissue of Awards. Subject to any restrictions under Rule 16b-3, the shares which are subject to any unexercised, unconverted, unvested or undistributed portion of any expired, canceled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award shall again be available for Award under subsection (a) or (c) above, as applicable, provided the Participant has not received dividends or Dividend Equivalents during the period in which the Participant's ownership was restricted or otherwise not vested. Shares that are issued pursuant to Awards and subsequently reacquired by the Corporation pursuant to the terms and conditions of the Awards also shall be available for reissuance under the Plan. Nothing in this paragraph shall be interpreted to allow shares which are in the possession of the Corporation pursuant to either Section 2.2(b) or 7.5 to be available for reissuance under the Plan.

    (e) Interpretive Issues. Additional rules for determining the number of shares or Cash Only Awards authorized under the Plan may be adopted by the Committee as it deems necessary or appropriate; provided that such rules are consistent with Rule 16b.

    1.6.  GRANT OF AWARDS

    Subject to the express provisions of this Plan, the Committee shall determine the number of Shares subject to each Award, and the price (if any) to be paid for the Shares or the Award and, in the case of Performance Share Awards, in addition to matters addressed in Section 1.3(b), the specific objectives, goals and performance criteria (such as an increase in revenues, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the Performance Share Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

    1.7.  AWARD PERIOD

    Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but, in the case of Options or other rights to acquire Shares, not later than ten (10) years after the Award Date.

    1.8.  LIMITATIONS ON EXERCISE AND VESTING OF AWARDS

    (a) Provisions for Exercise. Except as may otherwise be provided in an Award Agreement or herein, no Award shall be exercisable or shall vest until at least six months after the initial Award Date. Once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides.

    (b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2(b).

    (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

    1.9.  ACCEPTANCE OF NOTES TO FINANCE EXERCISE

    The Corporation may, with the Committee's approval, accept one or more notes from any Participant in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

    (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

    (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of 10 years.

    (c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the applicable imputed interest rate specified by the Code.

    (d) Except as otherwise provided by the Committee, if the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of any Shares acquired by the Participant in connection with an Award to which the note relates would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Participant subsequent to such termination.

    (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby or any other collateral determined by the Committee in compliance with applicable law.

    (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect and any other applicable banking rules and regulations.

    1.10.  NO TRANSFERABILITY

    (a) Awards may be exercised only by the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Total Disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or (to the extent permitted by applicable law and Rule 16b-3) a third party pursuant to such conditions and procedures as the Committee may establish. Other than by will or the laws of descent and distribution or pursuant to a QDRO or other exception to transfer restrictions under Rule 16b-3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Award, including, without limitation, any Option or shares of Restricted Stock, that has not vested shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation) and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or Shares in accordance with the provisions of this Plan.

    (b) The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of "cashless exercise" procedures with unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 Persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.

    II.  EMPLOYEE OPTIONS

    2.1.  GRANTS

    One or more Options may be granted under this Article to any Eligible Employee, subject to the provisions of Section 1.5. Each Option granted may be either an Option intended to be an Incentive Stock Option or an Option not so intended, and such intent shall be indicated in the applicable Award Agreement.

    2.2.  OPTION PRICE

    (a) Pricing Limits. Subject to Section 2.4, the purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time the Option is granted, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

    (b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company; (iii) if authorized by the Committee or specified in the applicable Award Agreement, in cash in an amount equal to the par value of the shares being purchased, and, in the form of a promissory note (consistent with the requirements of Section 1.9) of the Participant in an amount equal to the difference between said cash amount and the purchase price of such shares; (iv) by notice and third party payment in such manner as may be authorized by the Committee; (v) by the delivery of Shares already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such Shares; or
       (vi) if authorized by the Committee or specified in the applicable Award Agreement, by reduction in the number of Shares otherwise deliverable upon exercise by that number of Shares which have a then Fair Market Value equal to such purchase price. Previously owned Shares used to satisfy the exercise price of an Option under clause (v) shall be valued at their Fair Market Value on the date of exercise.

    2.3.  LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS

    (a) $100,000 Limit. To the extent that the aggregate "fair market value" of Common Stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation, such options shall be treated as Nonqualified Stock Options. For this purpose, the "fair market value" of the Common Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

    (b) Option Period. Subject to Section 2.4, each Option and all rights thereunder shall expire no later than ten years after the Award Date.

    (c) Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

    2.4.  LIMITS ON 10% HOLDERS

    No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option with respect to the Common Stock covered by the Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

    2.5.  OPTION REPRICING; CANCELLATION AND REGRANT; WAIVER OF RESTRICTIONS

    Subject to Section 1.5 and Section 7.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Employee, any adjustment in the exercise or purchase price, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period. Notwithstanding the foregoing, any amendment or other action must contain terms and provisions permitted under the terms of this Plan as if the Option were granted on the date of the amendment.

    2.6.  DIVIDEND EQUIVALENTS

    The Committee may, at the time of granting an Option, grant Dividend Equivalents attributable to Shares subject to the Option. Dividend Equivalents shall be paid in cash only to the extent the Option is unexercised as of the dividend record date, as specified in the Award Agreement, as follows: the Dividend Equivalent per Share shall be multiplied by the number of Shares subject to Option and an amount equal to the product so derived shall be paid in cash to the Participant on the dividend payment date. The

Committee may, in the Award, specify that Dividend Equivalents shall be paid only for a specified time period or only as to that portion of the Option that has vested.

    2.7.  SURRENDER OF STOCK OPTIONS

    The Committee, in its sole discretion, shall have the authority under the circumstances set forth herein to agree mutually with a Participant to grant such Participant the right on such terms and conditions as the Committee may prescribe, to surrender such Participant's Options to the Corporation for cancellation and to receive upon such surrender a cash payment equal to the Spread applicable to such surrendered Option. Such right shall be made available only in the event of an Offer (as defined in the following paragraph).

    The term "Offer" as used in this Section means any tender offer or exchange offer for Shares, other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires Shares pursuant to such offer.

    The term "Offer Price per Share" as used in this Section means the highest price per share paid on any Offer which is in effect at any time during the period beginning on the sixtieth day prior to the date on which the Option is surrendered pursuant to this Section and ending on such date of surrender. Any securities or property which are part or all of the consideration paid for shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (a) the valuation placed on such securities or property by any other corporation, person or entity making the Offer or (b) the valuation placed on such securities or property by the Committee.

    The term "Spread" as used in this Section means with respect to any surrendered Option and associated right, if any, an amount equal to the product computed by multiplying (i) the excess of (A) the Offer Price per Share or the highest market price per share of the Corporation's Common Stock during the period beginning on the sixtieth day prior to the date on which the Stock Option is surrendered pursuant to this Section and ending on such date of surrender over (B) the purchase price per share at which the surrendered Option is then exercisable, by (ii) the number of shares subject to such Option with respect to which it has not theretofore been exercised.

    2.8.  SPECIAL REQUIREMENTS FOR DIRECTOR STOCK OPTIONS

    (a) Eligibility. All directors of the Corporation who are not employees of the Corporation shall be eligible to receive Director Stock Options, as set forth in this Section 2.8. Notwithstanding the foregoing, any director who is, or who during the preceding calendar year was, a member of the Committee or any committee administering any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation or any Subsidiary will not be eligible to receive Director Stock Options hereunder if, in the opinion of counsel for the Corporation, the receipt of Director Stock Options will cause such director to be a "disinterested person" with respect to the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation or any subsidiary pursuant to Rule 16b-3 of the Securities and Exchange Commission, or will otherwise disqualify the Plan or any other such Plan from compliance with said rule.

    (b) Grant of Director Options. Every eligible director will receive five hundred (500) Director Stock Options on the date of each annual meeting of shareholders. Director Stock Options shall be granted automatically to each such eligible director on the business day following such annual meeting of stockholders, without further action of the Committee or the Board.

    (c) Stock Option Price. The purchase price of the stock pursuant to a Director Stock Option shall be $1.00 per share.

    (d) Other Terms of Director Stock Options. Each Director Stock Option shall become exercisable six (6) months after the date of grant. Unless otherwise determined by the Committee, if the holder of Director Stock Options ceases to serve as a director of the Corporation for any reason other than for cause, the Director Stock Options shall expire at the end of their fixed term or three months after the date of such termination, and until then shall be exercisable in full, regardless of any vesting schedule otherwise applicable. Except as set forth in this Section 2.8, all terms and provisions of the Director Stock Options shall be as set forth in the Plan with respect to options which are not Director Stock Options.

    III.  STOCK APPRECIATION RIGHTS

    3.1.  GRANTS

    In its discretion, the Committee may grant to any Eligible Employee Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

    3.2.  EXERCISE OF STOCK APPRECIATION RIGHTS

    (a) Exercisability. A Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable, provided, however, that any exercise of any Stock Appreciation Right hereunder shall be made beginning on the third business day following the date of release of the financial data specified in paragraph (e)(1)(ii) of Rule 16b-3 of the regulations promulgated under the Securities Exchange Act of 1934 and ending on the twelfth business day following such date or at such other time as may be permitted under an agreement or successor rule.

    (b) Effect on Available Shares. In the event that a Stock Appreciation Right is exercised, the number of Shares subject to the Award shall be charged against the number of Shares subject to the Stock Appreciation Right and the related Option of the Participant.

    (c) Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement but, unless the Committee determines otherwise, in no event earlier than six months after the Award Date.

    3.3.  PAYMENT

    (a) Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount determined by multiplying

        (i) The difference obtained by subtracting the exercise price per Share under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, by

        (ii) The number of Shares with respect to which the Stock Appreciation Right shall have been exercised.

       Notwithstanding the above, the Committee may place a maximum limitation on the amount payable upon exercise of a Stock Appreciation Right. Such limitation, however, must be determined as of the date of the grant and noted on the instrument evidencing the Stock Appreciation Right granted hereunder.

    (b) Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in Shares (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such Shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or Shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3.

    IV.  RESTRICTED STOCK AWARDS

    4.1.  GRANTS

    The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Agreement shall specify the number of Shares to be issued, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration) to be paid, if any, by the Participant and the restrictions imposed on such Shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("restricted shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.8. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

    4.2.  RESTRICTIONS

    (a) Pre-Vesting Restraints. Except as provided in Section 1.10 and 4.1, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered either voluntarily or involuntarily, until such shares have vested.

    (b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting.

    (c) Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

    (d) The maximum number of shares issued in the form of Restricted Stock Awards, when added to the number of shares reserved for issuance pursuant to Performance Share Awards and the number of shares awarded in the form of Stock Bonuses, may never exceed 1,000,000.

    4.3.  RETURN TO THE CORPORATION

    Unless the Committee otherwise expressly provides, shares of Restricted Stock that are subject to restrictions at the time of termination of employment or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.

    V.  PERFORMANCE SHARE AWARDS AND STOCK BONUSES

    5.1.  GRANTS OF PERFORMANCE SHARE AWARDS

    The Committee may, in its discretion, grant one or more Performance Share Awards to any Eligible Employee based upon such factors, which in the case of any Award to a Section 16 Person shall include but not be limited to the contributions, responsibilities and other compensation of the person, as the Committee shall deem relevant in light of the specific type and terms of the Award. An Award Agreement shall specify the maximum number of Shares (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such Shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any Shares or cash to the Participant shall be based. The amount of Shares that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Corporation (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee, consistent with Section 7.10(c)(i), if applicable, may determine.

    5.2.  GRANTS OF STOCK BONUSES

    The Committee may grant a stock bonus to any Eligible Employee to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee.

    The number of Shares so awarded shall be determined by the Committee. The stock bonus may be granted independently or in lieu of a cash bonus.

    5.3.  DEFERRED PAYMENTS

    The Committee may authorize for the benefit of any Eligible Employee the deferral of any payment of cash or Shares that may become due or of cash otherwise payable under this Plan, and provide for accreted benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

    5.4  RESTRICTIONS

    The maximum number of shares reserved for issuance pursuant to Performance Share Awards, and the number of shares awarded as Stock Bonuses, when aggregated with the number of shares issued in the form of Restricted Stock may never exceed 1,000,000.

    VI.  TAX OFFSET BONUS RIGHTS

    6.1.  GRANTS

    The Committee may, in its discretion, grant Tax Offset Bonus Rights to selected Participants. Such rights shall be evidenced by Tax Offset Bonus Rights agreements on the terms and conditions set forth in the Plan, which agreements shall specify the amount or method of calculating the amount of the rights being granted and may contain such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan. Each Tax Offset Bonus Right must relate to a specific Nonqualified Stock Option granted under Section II of the Plan. Tax Offset Bonus Rights granted in relation to a specific Nonqualified Stock Option shall be granted either concurrently or at such later time as determined by the Committee. The amount of any Tax Offset Bonus Right may be, but is not required to be, calculated as a specified percentage of the excess of the Fair Market Value of a share of the Corporation's Common Stock on the date when the right is exercised over the price per share under the Option exercised concurrently with the exercise of such right.

    6.2.  TAX OFFSET BONUS RIGHTS PERIOD

    Each Tax Offset Bonus Right and all rights or obligations thereunder shall expire upon the expiration of the related Nonqualified Stock Option. In no event may a Tax Offset Bonus Right be exercised later than the tenth anniversary of the date on which the Tax Offset Bonus Right is granted, and shall be subject to earlier termination as hereinafter provided.

    6.3.  EXERCISE OF RIGHTS

    Tax Offset Bonus Rights shall be exercisable to the extent, and only to the extent, the related Nonqualified Stock Option is exercisable. Tax Offset Bonus Rights shall only be exercisable concurrently with the exercise of the related Nonqualified Stock Option; any exercise of the Nonqualified Stock Option shall also be deemed an exercise of the equivalent number of Tax Offset Bonus Rights.

    Each holder of a Tax Offset Bonus Right shall agree to give the Committee prompt written notice of an election made by such holder to exercise said Tax Offset Bonus Rights subject to the approval of the Committee.

    Despite any other provision of the Plan, the Committee may impose such conditions on exercise of Tax Offset Bonus Rights as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

    Any exercise of a Tax Offset Bonus Right hereunder shall be made beginning on the third business day following the date of release of the financial data specified in paragraph (e)(1)(ii) of Rule 16b-3 of the regulations promulgated under the Securities Exchange Act of 1934 and ending on the twelfth business day following such date or at such other time as may be permitted under an amendment or successor rule.

    6.4.  PAYMENTS

    Upon the exercise of a Tax Offset Bonus Right, the Corporation shall deliver to the person exercising such right the amount of the right being exercised, calculated as specified in the Tax Offset Bonus Right agreement with respect thereto. Payment shall be in either cash, Common Stock or a combination thereof, as the Committee shall determine. No fractional shares will be issued.

    6.5.  TERMINATION OF EMPLOYMENT

    Unless otherwise determined by the Committee, in the event a Participant ceases to be an employee of the Corporation for any reason, any Tax Offset Bonus Right will be exercisable only to the extent that any related Nonqualified Stock Option is exercisable under the applicable provisions of the Plan and related Award Agreement.

    VII.  OTHER PROVISIONS

    7.1.  RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIES

    (a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

    (b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Corporation to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

    (c) Plan Not Funded. Awards payable under this Plan shall be payable in Shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock except as expressly otherwise provided) of the Corporation by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

    7.2.  ADJUSTMENTS; ACCELERATIONS

    (a) Adjustments. If the outstanding shares of Common Stock are changed into or exchanged for cash, other property or a different number or kind of shares or securities of the Corporation, or if additional shares or new or different securities are distributed with respect to the outstanding shares of Common Stock, through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation, dividend or distribution of cash or property to the shareholders of the Corporation or if there shall occur any other extraordinary corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Corporation as an entirety which in the judgment of the Committee materially affects the Common Stock, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all terms of outstanding Awards including, but not limited to (A) the number and kind of shares of Common Stock or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards, (B) the consideration payable with respect to Awards granted prior to any such change and the price, if any, paid in connection with Restricted Stock Awards or (C) the performance standards appropriate to any outstanding Awards; or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions thereto. Corresponding adjustments shall be made with respect to any Stock Appreciation Rights based upon the adjustments made to the Options to which they are related. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to shareholders generally.

    (b) Acceleration of Awards Upon Change in Control. As to any or all Participants, upon the occurrence of a Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable,
       (ii) Restricted Stock shall immediately vest free of restrictions, and
       (iii) each Performance Share Award shall become payable to the Participant; provided, however, that in no event shall any Award be accelerated as to any Section 16 Person to a date less than six months after the Award Date of such Award. Notwithstanding the foregoing, prior to a Change in Control Event, the Committee may determine that, upon its occurrence, there shall be no acceleration of benefits under Awards or determine that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establish a different time in respect of such event for such acceleration. In that event, the Committee will make provision in connection with such transaction for continuance of the Plan and the assumption of Options and Awards theretofore granted, or the substitution for such with new Options and Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices. In addition, the Committee may override the limitations on acceleration in this Section 7.2(b) by express provision in the Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements. including without limitation Section 422 of the Code.

    (c) Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Shares under this Plan has not been exercised prior to
       (i) a dissolution of the Corporation, (ii) a reorganization event described in Section 7.2(a) that the Corporation does not survive, or
       (iii) the consummation of a reorganization event described in Section 7.2(a) that results in a Change in Control Event approved by the Board and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

    7.3.  EFFECT OF TERMINATION OF EMPLOYMENT

    The Committee shall establish in respect of each Award granted to an Eligible Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g., retirement, early retirement, termination for cause, disability or death. Notwithstanding any terms to the contrary in an Award Agreement or this Plan, the Committee may decide in its complete discretion to extend the exercise period of an Award (although not beyond the period described in Section 2.3(b)) and the number of shares covered by the Award with respect to which the Award is exercisable or vested.

    7.4.  COMPLIANCE WITH LAWS

    This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

    7.5.  TAX WITHHOLDING

    (a) Cash or Shares. Upon any exercise, vesting, or payment of any Award, the Corporation shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Corporation may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, or the Committee may require (either at the time of the Award or thereafter), pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

    (b) Tax Loans. The Committee may, in its discretion, authorize a loan to an Eligible Employee in the amount of any taxes which the Corporation may be required to withhold with respect to Shares received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish and such loan need not comply with the provisions of Section 1.9.

    7.6.  PLAN AMENDMENT, TERMINATION AND SUSPENSION

    (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan. Any suspension will not affect the expiration of the Plan set forth in
       Section 7.9.

    (b) Shareholder Approval. If any amendment would materially increase the aggregate number of securities that may be issued under this Plan or materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

    (c) Amendments to Awards. Without limiting any other express authority of the Committee under, but subject to the express limits of, this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards that the Committee in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant his or her rights and benefits under an Award.

    (d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 7.2 shall not be deemed to constitute changes or amendments for purposes of this Section 7.6.

    7.7.  PRIVILEGES OF STOCK OWNERSHIP

    Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

    7.8.  EFFECTIVE DATE OF THE PLAN

    This Plan shall be effective as of January 26, 1999, the date of Board approval, subject to shareholder approval within 12 months thereafter.

    7.9.  TERM OF THE PLAN

    No Award shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award thereto granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

    7.10.  GOVERNING LAW; CONSTRUCTION; SEVERABILITY

    (a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant California law.

    (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

    (c) Plan Construction.

        (i) It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award or any prior action by the Committee would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

        (ii) It is the further intent of the Corporation that options or Stock Appreciation Rights with an exercise or base price not less than Fair Market Value on the date of grant, that are granted to or held by a Section 16 Person, shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

    7.11.  CAPTIONS

    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

    7.12.  NON-EXCLUSIVITY OF PLAN

    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock under any other plan or authority.

                                  EXHIBIT "B"
                           CITY NATIONAL CORPORATION
                                      1999
                              VARIABLE BONUS PLAN

    1. PURPOSE. The purpose of the City National Corporation Variable Bonus Plan (the "Plan") is to provide annual cash awards to top management that recognize and reward the achievement of corporate performance goals.

    2. EFFECTIVE DATE OF PLAN. The Plan shall be effective as of January 1, 1999, upon approval of the Plan by the shareholders of City National Corporation (the "Corporation").

    3. PLAN ADMINISTRATION. The Plan shall be administered by the Compensation and Directors Nominating Committee ("Committee") of the Board of Directors, which shall consist of members appointed from time to time by the Board of Directors. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Code"). The Committee shall have full power and authority, subject to the provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to the Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Plan except that the Committee (but not the Board of Directors) shall have no authority to take any action that would cause any Award to any Participant to fail to qualify as "performance-based compensation" under Section 162(m) of the Code. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any instrument or agreement relating to the Plan (a) shall be within the sole discretion of the Committee, (b) may be made at any time, and (c) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants in the Plan, their legal representatives and beneficiaries and employees of the Corporation and its subsidiaries.

    4. ELIGIBILITY. The Chief Executive Officer and all other officers of the Corporation and its subsidiaries are eligible to participate in the Plan, if designated by the Committee.

    5. AWARDS. Prior to or within 90 days after the commencement of each calendar year (the "Plan Year"), the Committee shall designate the following:

        5.1. The officers who will participate (the "Participants") in the Plan for the Plan Year.

        5.2. The Corporate Financial Criteria, as defined herein, which will apply to awards for the Plan Year.

        5.3. The Performance Goals, as defined herein, to be met by the Corporation for Participants to earn awards for the Plan Year and a payout matrix or formula for such Corporate Financial Criteria and Performance Goals.

        5.4. The award will be a bonus payment in an amount obtained by multiplying the following amounts: (1) a Participant's annualized base salary, as determined by the Committee, as of the first day of the Plan Year, (2) a specified percentage (expressed as a decimal or fixed by a formula which will determine such percentage) determined by the Committee to apply to the Participant for the Plan Year.

    The Committee may, after the 90(th) day of the Plan Year, designate additional officers to participate in the Plan for the Plan Year (also "Participants" for purposed hereof); provided, however, that: (i) any awards earned by any such Participant for participation for such partial Plan Year will be pro-rated based on the number of days during the Plan Year in which the Participant participated in the Plan, and (ii) the Performance Goals for such additional Participants will be established prior to or before the expiration of 25% of the days remaining in such partial Plan Year.

    A Participant (other than one who is party to an employment agreement with the Corporation providing for a partial year bonus) who terminates employment, either voluntarily or involuntarily, before the payment date for awards for the Plan Year is thereby ineligible for an award under the Plan.

        5.5. Anything in this Plan to the contrary notwithstanding, no provisions of this Plan may be used to reduce any amounts due to any Participant who is a party to an employment agreement with the Corporation which provides for the payment of cash or other benefit in the event of the Participant's death, disability, retirement or loss of employment because of a reduction in the workforce, below the amounts so provided in the employment agreement.

    Awards under the Plan shall be paid to the Participants in cash.

    6. CORPORATE FINANCIAL CRITERIA. For each Plan year, the Committee shall designate one or more of the corporate financial criteria (the "Corporate Financial Criteria") set forth in this Section 6 for use in determining an award for a Participant for such Plan Year. Corporate Financial Criteria shall consist of one or more, or a combination of, the following financial measures: net income; earnings per share; net profit; net profit before extraordinary items; return on assets; return on equity; assets; assets under management and administration; risk adjusted return on capital; Economic Value Added; total shareholder return and efficiency ratio-- provided, however, that the Committee retains the discretion to determine whether an award will be paid under any one or more of such Corporate Financial Criteria.

    7. PERFORMANCE GOALS. For each Plan Year, the Committee shall establish one or more specific, objective performance goals (the "Performance Goals"), the outcome of which are substantially uncertain at the time so established, for each of the Corporate Financial Criteria designated by the Committee for the Plan Year, against which actual performance is to be measured to determine the amount of awards. Performance Goals established by the Committee may be described by means of a matrix or formula, providing for goals resulting in the payment of awards under the Plan.

    8.  DETERMINATION & PAYMENT OF AWARDS

        8.1. As soon as practicable after the end of the Plan Year, the Committee will determine the amount of the award earned by each Participant, based on application of the criteria specified in Section 6; provided however that, except for Participants who have entered into an employment agreement with the Corporation, the Committee may, in its sole discretion, reduce the amount which would otherwise be payable under the Plan. As to those Participants who have entered into employment agreements with the Corporation, the Committee will not have the discretion to reduce any bonus below any minimum amount provided in such agreement. Payments will be made promptly after determination of the awards by the Committee, unless payment of an award has been deferred pursuant to Section 10.6 hereof. Such Committee determination must include a certification in writing that the Performance Goals and any other materials terms of the award were in fact satisfied; provided that minutes of the Committee meeting (or any action by written consent) shall satisfy the written certification requirement.

        8.2. Notwithstanding anything herein to the contrary, the maximum dollar amount that may be awarded under this Plan for any Plan Year to any Participant may not exceed $3 million.

    9. TERMINATION, SUSPENSION OR MODIFICATION OF THE PLAN. The Board of Directors may at any time, with or without notice, terminate, suspend, or modify the Plan in whole or in part, except that the Board of Directors shall not amend the Plan in violation of the law or in contravention of Treasury Regulation
Section 1.162-27, promulgated under the Code, unless the Board of Directors finds that such amendment is in the best interest of the Corporation. The Committee is expressly permitted to make any amendments to the Plan, which are not in violation of the law, that are required to conform the Plan to the requirements of Section 162(m). The Committee may also correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

    10.  MISCELLANEOUS.

        10.1. No Assignments. No award under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant prior to actually being received by the Participant or his/her designated beneficiary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge encumber, charge, or otherwise dispose of any right to such award shall be void.

        10.2. No Right of Employment. Neither the adoption of the Plan, the determination of eligibility to participate in the Plan, nor the granting of an award under the Plan shall confer upon any Participant any right to continue in the employ of the Corporation or any of its subsidiaries or to interfere in any way with the right of the Corporation or the subsidiary to terminate such employment at any time.

        10.3. Tax Withholding. The Corporation shall have the right to withhold the amount of any tax attributable to amounts payable under the Plan.

        10.4. Governing Law. The Plan and all determinations under the Plan shall be governed by and construed in accordance with the laws of the State of California.

        10.5. Other Plans. Nothing in this Plan shall be construed as limiting the authority of the Committee, Board of Directors, the Corporation or any subsidiary of the Corporation to establish any other compensation plan, or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Corporation or a subsidiary of the Corporation, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonuses is determined.

        10.6. Deferrals of Awards. A Participant may elect to defer payment of his/her cash award under the Plan if deferral of an award under the Plan is permitted pursuant to the terms of a deferred compensation program of the Corporation existing at the time the election to defer is permitted to be made, and the Participant complies with the terms of such program.

        10.7. Section 162(m). It is the intention of the Corporation that all payments made under the Plan shall fall within the "performance-based compensation" exception contained in Section 162(m) of the Code. Thus, unless the Board of Directors expressly determines otherwise, if any Plan provision is found not to be in compliance with such exception, that provision shall be deemed to be amended so that the provision does comply to the extent permitted by law, and in every event, the Plan shall be construed in favor of its meeting the "performance-based compensation" exception contained in Section 162(m) of the Code.

                           CITY NATIONAL CORPORATION

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--APRIL 21, 1999

    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                  CORPORATION

    The undersigned hereby appoints RICHARD H. SHEEHAN, JR., with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Stockholders of CITY NATIONAL CORPORATION on April 21, 1999, at 4:30 p.m., and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

(1)        ELECTION OF DIRECTORS
           / / FOR all the nominees listed below to serve as     / / WITHHOLD AUTHORITY
           Class III directors for a term of three years.           to vote for all nominees listed below
           (EXCEPT AS MARKED TO THE CONTRARY BELOW)
           Richard L. Bloch, Bram Goldsmith, Charles E. Rickershauser, Jr. and Kenneth Ziffren

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.
                                        ________________________________________

(2)        APPROVAL OF THE CITY NATIONAL CORPORATION 1999 OMNIBUS PLAN
           / / FOR                      / / AGAINST                      / / ABSTAIN FROM
           Approval of the proposed 1999 Omnibus Plan
(3)        APPROVAL OF THE CITY NATIONAL CORPORATION VARIABLE BONUS PLAN
           / / FOR                      / / AGAINST                      / / ABSTAIN FROM
           Approval of the proposed Variable Bonus Plan
(4)        In their discretion, upon all other matters as may properly be brought before the meeting or any adjournments thereof.

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ABOVE MATTERS.

    Please complete, sign and mail this Proxy promptly in the enclosed addressed envelope which requires no postage if mailed in the United States.
                                             Dated _______________________, 1999
                                             ___________________________________
                                             ___________________________________

                                                  Signature of Shareholder

                                             (Please sign your name exactly as
                                             it appears hereon. In the case of
                                             stock held in joint tenancy, all
                                             joint tenants must sign.
                                             Fiduciaries should indicate title
                                             and authority.)